    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 2002.
                                                       REGISTRATION NO 333-84470

--------------------------------------------------------------------------------

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
             -------------------------------------------------------
                                  TREZAC CORP.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             MARKETCENTRAL.NET CORP.
                           (FORMER NAME OF REGISTRANT)

         TEXAS                                                    76-0270330
-------------------------------      ----------------          ----------------
(STATE  OR  OTHER JURISDICTION OF   (PRIMARY STANDARD         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)         INDUSTRIAL              IDENTIFICATION
                                    CLASSIFICATION                 NUMBER)
                                        NUMBER)

                              20500 MEETING STREET
                            BOCA RATON, FLORIDA 33434
                                 (561) 558-0038
         --------------------------------------------------------------
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES AND PRINCIPAL PLACE OF BUSINESS)

                       PAUL TAYLOR, PRESIDENT AND CHAIRMAN
                 20500 MEETING STREET, BOCA RATON, FLORIDA 33434
         ---------------------------------------------------------------
    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                           CODE, OF AGENT FOR SERVICE)

                                   COPIES TO:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                           1065 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(B) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(C) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(D) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                         CALCULATION OF REGISTRATION FEE
                     --------------------------------------

                                      PROPOSED       PROPOSED
                                      MAXIMUM        MAXIMUM
TITLE OF EACH                         OFFERING       AGGREGATE   AMOUNT OF
CLASS OF SECURITIES   AMOUNT TO BE    PRICE          OFFERING    REGISTRATION
TO BE REGISTERED      REGISTERED(1)   PER SHARE(2)   PRICE       FEE
================================================================================

COMMON STOCK            3,548 SHARES   $1.01          $3,583       $.33

COMMON STOCK (3)      1,470,588 SHARES   $1.01        $1,485,293     $136.65

COMMON STOCK           15,000 SHARES   $1.01         $15,150       $1.39

(4)

TOTAL                 1,489,137 SHARES   $1.01      $1,504,028     $138.37 (5)

================================================================================

(1) Includes 1,489,137 shares of our common stock, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures, issuable upon the conversion of outstanding warrants or currently outstanding. We are also registering such additional shares of common stock as may be issued as a result of the anti-dilution provisions contained in such securities. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the debentures and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated 300% of the number of shares of our common stock issuable upon conversion of the debentures and upon exercise of the warrants. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 (the "Securities Act"). The registration fee is calculated on the basis of the average of the closing bid and ask prices for our common stock as quoted on the Over-the-Counter Bulletin Board on October 29, 2002, $1.01.

(3) Amount includes shares of common stock, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures.

(4) These shares of common stock are not outstanding and are issuable upon the exercise of warrants to purchase up to 15,000 shares of our common stock at an exercise price$.50 per share, at any time after January 31, 2002 and before January 31, 2004.

(5) Previously paid by electronic transfer.

        The registrant hereby amends the registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Acts of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

                                   Subject to completion; Dated October __, 2002

Prospectus

The information in this prospectus is subject to completion or amendment. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that state.

                                  Trezac Corp.

                       1,489,137 shares of our common stock

     This prospectus related to the offer and sale of up to 1,489,137 shares of our common stock for sale by certain persons who are, or will become, our stockholders. These stockholders are referred to throughout this prospectus as "selling securityholders". The offer and sale of the shares of common stock covered by this prospectus is not being underwritten. The prices at which the stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

     We will not receive any of the proceeds from the sale of the shares of common stock offered by this prospectus. We have agreed to pay the costs of registering the shares under this prospectus, including legal and accounting fees. Of the shares offered in this prospectus:

-- up to 1,470,588 shares of our common stock are issuable upon the conversion of outstanding debentures in the principal amount of $250,000.

-- up to 15,000 shares of our common stock are issuable upon the exercise of warrants.

-- 3,548 shares of our common stock are currently outstanding and held by one selling security holder.

     Our common stock trades on the Over-the-Counter ("OTC") Bulletin Board under the symbol "TRZC.pk". On October 29, 2002, the closing price of our common stock on the OTC Bulletin Board was $1.01 per share.

     Trezac Corp. is a development stage company and investing in the common stock offered in this prospectus involves a high degree of risk.

     YOU SHOULD CONSIDER CAREFULLY THE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 2.

Neither the Securities And Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                 The date of this prospectus is October __, 2002

We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where this offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock. In this prospectus, references to "Trezac", "we", "us" and "our" refer to Trezac Corp., a Texas corporation, and its subsidiaries, FCOM, Inc., a Colorado corporation, Online Asset Courtesy, Inc., a Panamanian corporation, and MarketCentral.Net Corp., a Delaware corporation.

                                TABLE OF CONTENTS
                                                                            Page
Prospectus Summary                                                           1

Risk Factors

We have not earned revenues and we have had losses since our inception.
We expect losses to continue in the future and there is a risk we may
never become profitable.                                                     2

We may need to raise additional funds in the future for our operations and if we are unable to secure such financing, we may not be able to
support our operations.                                                      3

Our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that may cause demand for, and the prices of, our products
to decline.                                                                  3

Our failure to respond to rapid change in the market for Internet
services software could cause us to lose revenue and harm our business.      3

Our business may not be able to continue to operate if the continued
use of the Internet decreases.                                               3

Our business may suffer if we are unable to successfully implement
our business model.                                                          4

We may not compete successfully with traditional advertising media for
advertising dollars.                                                         4

Although we have an employment agreement with Mr. Paul Taylor, if we are unable to retain the services of Mr. Taylor, we may not be able
to continue our operations.                                                  4

Changes in government regulation could decrease our revenue and increase
our costs causing our revenues, if any, to decline.                          4

We have certain convertible securities outstanding some of whose conversion rate is currently indeterminable. As such, purchasers of our common stock could experience substantial dilution of their
investment upon conversion of such securities.                               5

Shares of our total outstanding shares that are restricted from immediate resale but may be sold into the market in the future could cause the market price of our common stock to drop significantly, even
if our business is doing well.                                               5

We may, in the future, issue additional shares of our common stock which would reduce investors percentage of ownership and may dilute
our share value.                                                             6

The shares available for sale immediately by the selling
securityholders could significantly reduce the market price of
our common stock.                                                            6

Selling security holders may sell securities at any price or time
which may cause the price of our common stock to decline.                    6

Disclosure Regarding Forward Looking Statements                              7

Use of Proceeds                                                              7

Management's Discussion and Analysis of Financial Condition                  7
     and Results of Operations

Business                                                                    10

Management                                                                  15

Security Ownership of Certain Beneficial Owners and Management              20

Certain Relationships and Related Transactions                              21

Selling Security holders                                                    22

Plan of Distribution                                                        25

Description of Securities                                                   27

Where You Can Find More Information                                         30

Legal Matters                                                               30

Experts                                                                     30

Index to Financial Statements                                              F-1

------------

                      Dealer Prospectus Delivery Obligation

     Until _______ 2002; all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               Prospectus Summary
                             ---------------------

     The following is a summary of certain information found elsewhere in this prospectus.

Our  Company

     We are a development stage provider of products and services that enable publishers, advertisers, direct marketers and promotional merchants to market products and/or advertisements to Internet service provider's (ISP) subscribers. We offer advertisers capabilities for advert delivery, targeting and audience tracking.

     We are currently not operational. When we commence operations, we intend to offer a range of media and technology products through the marketing agreement we have entered into with AdServersOnline, LLC. We will be primarily marketing AdServersOnline main product, Ad-Apt. The Ad-Apt products delivers media rich content to Internet users. There are several components of the Ad-Apt software including the following:

- AD_PLAYER - delivers uninterrupted media content messages to users of an Internet service provider via email, while the user is online and during dial-up.

- AD-CRUSHER - delivers commercial messages that contain hyperlinks to the ad subject site. The Ad-Crusher is stored on the users hardware and is subsequently viewed upon logging on or off of the computer.

- AD-MANAGER - allows advertisers to query the AdServersOnline database with respect to each users preferences.

- AD-ANALYZER - provides advertisers with the ability to view data regarding each of its advertisements.

     Our principal offices are located at 20500 Meeting Street, Boca Raton, Florida 33434. Our telephone number is (561) 558-0038. We maintain an Internet Web site at http://www.trezac.com. Information contained on our Internet Web site is for informational purposes only and is not incorporated by reference into the registration statement of which this prospectus is a part of.

                                  The Offering
                                  ------------

Number of shares of
common stock outstanding prior
to this offering                         2,751,483 shares (1)

Common stock offered by
Selling securityholders                  1,489,137 shares (2)(3)

Use of Proceeds                          We will not receive any of the proceeds
                                         from the sale of the shares of common
                                         stock offered by this prospectus

Plan of Distribution                     The offering of our shares of common
                                         stock is being made by our stockholders
                                         who wish to sell their shares. Sales of
                                         our common stock may be made by the
                                         selling security holders in the open
                                         market or in privately negotiated
                                         transactions and at fixed or negotiated
                                         prices.

Risk Factors                             There are substantial risk factors
                                         involved in investing in Trezac. For a
                                         discussion of certain factors you
                                         should consider before buying shares of
                                         our common stock, see the section
                                         entitled "Risk Factors".

OTC Bulletin Board Symbol                "TRZC.pk"
--------------

(1) Such figure does not include shares of our common stock to be issued upon exercise of outstanding warrants and upon conversion of outstanding convertible debentures.
                                       -1-

(2) Pursuant to a registration rights agreement between us and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC"), we were required to register a sufficient number of shares so that upon conversion of our convertible notes and certain warrants issued in connection therewith, the selling security holder could resell all registered securities. In addition, pursuant to the registration rights of AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC"), we are registering 1,470,588 shares of common stock or 300% of the number of shares issuable upon conversion of the convertible note, based upon the current market price of the common stock as well as 15,000 shares of common stock or 300% of the number of warrants issuable upon exercise. This presentation is not intended to constitute a prediction as to the future market price of the common stock or as to the number of shares of common stock issuable upon conversion of the notes. Such figure assumes exercise or conversion in full into shares of common stock of the warrants and conversion rights held by the selling stockholders as described in "Selling Stockholders." Such figure also includes 3,548 shares of our common stock currently outstanding.

(3) Such amount represents 35% of our outstanding shares of common stock as of October 30, 2002.

Selected Financial Data

     The following information is taken from our audited financial statements as of December 31, 2001 and our unaudited interim financial statements for the six months ended June 30, 2002. The financial information set forth below should be read in conjunction with the more detailed financial statements and related notes appearing elsewhere in this prospectus and should be read along with the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                                                      For the Period From
                                     Period Ended        Year Ended  Inception (August 2, 2000)
                                        June 30,        December 31,     to December 31,
                                         2002               2001              2000
                                      ------------      ------------      ------------
                                      (Unaudited)
Income Statement Data:
---------------------
Revenues                              $        --       $        --       $        --
General and Administrative
   Expenses                           $ 2,547,268       $ 1,255,861       $   399,139
Net Income (Loss)                     $(2,921,497)      $(1,264,814)      $  (399,731)
Income (Loss) Per Share               $    (12.19)      $      (.35)      $     (2.58)
Average Shares Outstanding                239,606         3,602,309           154,768

Balance Sheet Data:
Cash                                  $       250                --
Total liabilities                         781,192           374,816
Total current assets                      840,431           439,076
Stockholders (Deficiency) Equity          222,661           123,764


                                  RISK FACTORS

     An investment in our common stock is speculative in nature and involves a high degree of risk. You should carefully consider the following risks and the other information contained in this prospectus before investing in the common stock offered hereby. The price of our common stock could decline due to any of these risks, and you could lose all or part of your investment. You also should refer to the other information included in this prospectus, including the financial statements and related notes.

     If any of the events described below were to occur, our business, prospects, financial condition or results of operations or cash flow could be materially adversely affected. When we say that something could or will have a material adverse effect on it, we mean that it could or will have one or more of these effects.

General Risks

We have not earned revenues and we have had losses since our inception. We expect losses to continue in the future and there is a risk we may never become profitable.

     We have not earned revenues and we may not earn revenues in the future. We have incurred losses and experienced negative operating cash flow since our formation. For our fiscal year ended December 31, 2001, we had a net loss of $(1,264,814) and for the period ended March 31, 2002 we had a net loss of $(901,699). We expect to continue to incur significant operating expenses as we develop and maintain our Internet services, advertising technology and our other products and services. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses.

We may need to raise additional funds in the future for our operations and if we are unable to secure such financing, we may not be able to support our operations.

     We will need to raise approximately $300,000 in additional funds over the next two months to develop our operations. If we are unable to raise additional funding in the amount of $300,000, we may not be able to implement our business plan and we may be unable to commence operations. We may seek additional capital through

     -    an offering of our equity securities,
     -    an offering of debt securities, or
     -    by obtaining financing through a bank or other entity.

     We have not established a limit as to the amount of debt we may incur and we have not adopted a ratio of our equity to debt allowance. If we need to obtain additional financing, the financing may not be available from any source, or may not be available on terms acceptable to us. Any future offering of securities may not be successful. We may not be able to continue to operate if we are unable to obtain additional capital when needed.

     Although we are presently unaware of new technological developments directly affecting our products, our current and potential competitors, some of whom have greater resources and experience than we do, may develop products and technologies that deliver a superior media rich content to individual users at a greater speed, which may cause demand for, and the prices of, our Ad-Apt software to decline.

     We compete in the information technology services and advertising markets, which is a relatively new and highly competitive market. We expect our competition to intensify as the Internet continues to grow and the Internet advertising market evolves. We compete with strategic consulting firms; Internet service firms; advertising and marketing firms; and the marketing and design departments of potential clients. Many of our competitors have longer operating histories, larger client bases, longer relationships with clients, greater brand or name recognition and significantly greater financial, technical, marketing and public relations resources than we have. Existing or future competitors may develop or offer software that delivers media rich content to internet users that are comparable or superior to ours at a lower price, which could materially harm our business, results of operations and financial condition.

Our failure to respond to rapid change in the market for internet services software could cause us to lose revenue and harm our competitive position.

     Our future success will depend significantly on our ability to develop and market new products that keep pace with technological developments and evolving industry standards for software that delivers media rich content to Internet users. We will also need to respond to changing customer needs and preferences with respect to the type and quality of content that we deliver to each Internet user.. Our delay or failure to develop or acquire technological improvements, adapt our products to technological changes or provide content that appeals to Internet customers may cause us to lose customers and may prevent us from generating revenue which could ultimately cause us to cease operations.

Our business may not be able to continue to operate if the continued use of the internet declines.

     Our future success depends on continued growth in the use of the Internet because we primarily use Internet-based technology to create our advertising and marketing solutions. If businesses do not consider the Internet a viable commercial medium, our client base may not develop. The adoption of the Internet for commerce and communications, particularly by those individuals and companies that have historically relied upon alternative means of commerce and communication, generally requires the understanding and acceptance of a new way of conducting business and exchanging information. In addition, our business may be indirectly impacted if the number of users of the Internet does not increase or if commerce over the Internet does not become more accepted and widespread.

If we are unable to successfully implement our business model we may not be able to generate revenue and we may be forced to cease operations.

     A significant part of our business model objective is to generate revenue by providing digital marketing solutions to advertisers, ad agencies and Web publishers. To be successful, digital marketing will need to achieve broad acceptance by advertisers, ad agencies and Web publishers. Our ability to generate significant revenue from our customers will depend, in part, on our ability to contract with Web publishers that have Web sites with adequate available ad space inventory, and with advertisers that have continuing plans for Internet advertising. Further, the Web sites in our networks must generate sufficient user traffic with demographic characteristics attractive to our advertisers. It is difficult for us to project future levels of advertising revenue and applicable gross margins that can be sustained by us or the Internet advertising industry in general.

If we are not able to compete successfully with traditional advertising media for advertising dollars we may not be able to continue doing business.

     We also compete with traditional advertising media such as television, radio, cable and print for a share of advertisers' total advertising budgets. Advertisers may be reluctant to devote a significant portion of their advertising budget to Internet advertising if they perceive the Internet to be a limited or ineffective advertising medium. If we do not compete successfully with traditional advertising media for advertising dollars we may not be able to continue doing business and may be forced to cease our operations.

Although we have an employment agreement with Mr. Paul Taylor, if we are unable to retain the services of Mr. Taylor, we may not be able to continue our operations.

     Our success in achieving our growth objectives depends upon the efforts of Mr. Taylor, our Chairman. The loss of the services of Mr. Taylor may have a material adverse effect on our business, financial condition and results of operations. While Mr. Taylor does not have experience specifically in the advertising industry and does not have experience in the Internet industry, we believe the loss of Mr. Taylor, our only full-time employee, would result in the loss of business contacts and the loss of a professional with knowledge and understanding of the corporate and the finance industry. We may not be able to maintain and continue our operations or achieve our growth objectives should we lose Mr. Taylor's services. We are in the process of purchasing $1,000,0000 of key-man life insurance as required by Mr. Taylor's employment agreement with us.

Changes in government regulation could decrease our revenue and increase our costs causing our revenues, if any, to decline.

     The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws such as those governing intellectual property, data protection, libel and taxation apply to the Internet and Internet advertising. Any legislation enacted or regulation issued could dampen the growth and acceptance of the digital marketing industry. Our business, results of operations and financial condition could be materially and adversely affected by the adoption or modification of laws or regulations relating to our business.

RISKS RELATING TO OUR CURRENT FINANCING AGREEMENT

There are a large number of shares underlying our convertible notes, and warrants that may be available for future sale and the sale these shares may depress the market price of our common stock.

     As of October 29, 2002, we had 2,751,483 shares of common stock issued and outstanding and a convertible promissory notes outstanding that may be converted into an estimated 490,196 shares of common stock at current market prices, and outstanding warrants to purchase 10,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

The continuously adjustable conversion price feature of our convertible notes could require us to issue a substantially greater number of shares, which will cause dilution to our existing stockholders.

     Our obligation to issue shares upon conversion of our convertible securities is essentially limitless. The selling shareholders have the ability to convert any portion of the convertible note at the discounted current market price. As the selling shareholder converts the convertible note and sells its shares of common stock, the market price may decline as a result of an influx of shares into the market. A decrease in the price of our common stock would in turn result in a lower conversion rate which will require us to issue more shares of common stock as the selling shareholder converts subsequent portions of the convertible note.

     The following is an example of the amount shares of our common stock that is issuable, upon conversion of our convertible notes, based on market prices 24%, 50% and 74% below the market price, as of October 29, 2002 of $1.01.

                                                     Number         % of
% Below      Price Per         With Discount         of Shares      Outstanding
Market       Share             at 50%                Issuable       Stock

24%          $.75              $.378                 661,375        19.4%
50%          $.51              $.253                 988,142        26.4%
74%          $.24              $.12                2,083,333        56.9%

As illustrated, the number of shares of common stock issuable upon conversion of our convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The issuance of shares upon conversion of the convertible notes and exercise of outstanding warrants may cause immediate and substantial dilution to our existing stockholders.

The issuance of shares upon conversion of the convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their convertible note and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholder from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

Investment Risks

Shares of our total outstanding shares that are restricted from immediate resale but may be sold into the market in the future could cause the market price of our common stock to drop significantly, even if our business is doing well.

     As of October 29, 2002 we had 2,751,483 shares of our common stock issued and outstanding, 2,598,379 of which we believe are restricted securities. Rule 144 provides, in essence, that a person holding "restricted securities" for a period of one year may sell only an amount every three months equal to the greater of (a) one percent of a company's issued and outstanding shares, or (b) the average weekly volume of sales during the four calendar weeks preceding the sale. The amount of "restricted securities" which a person who is not our affiliate sells is not so limited, since non-affiliates may sell without volume limitation their shares held for two years if there is adequate current public information available concerning us. In that event, "restricted securities" would be eligible for sale to the public at an earlier date. As restrictions on resale end, the market price of our common stock could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them.

We may, in the future, issue additional shares of our common stock which would reduce investors percentage of ownership and may dilute our share value.

     Our certificate of incorporation authorizes the issuance of 500,000,000 shares of common stock. The future issuance of all or part of our remaining authorized common stock may result in substantial dilution in the percentage of our common stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Selling security holders may sell securities at any price or time which may cause the price of our common stock to decline.

     After effectiveness of this prospectus, the non-affiliated selling Security holders may offer and sell their shares at a price and time determined by them without subject to Rule 144. The timing of sales and the price at which the shares are sold by the selling security holders could have an adverse effect upon the public market for our common stock. See "Plan of Distribution".

RISKS RELATING TO OUR COMMON STOCK
----------------------------------

Our common stock is subject to "Penny Stock" rules.

The Securities and Exchange Commission (the "Commission") has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks

Our Independent Auditors have expressed doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

         In their report dated March 1, 2002, our independent auditors stated that our financial statements for the year ended December 31, 2001 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of a loss for the year ended December 31, 2001 in the amount of $1,264,814 and an accumulated deficit of $1,664,545 as of December 31, 2001. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. The going concern qualification in the auditor's report increases the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     Statements included in this prospectus regarding our financial position, business strategy and other plans and objectives for future operations, and assumptions and predictions about future demand for our services and products, supply, costs, marketing and pricing factors are all forward-looking statements. When we use words like "intend," "anticipate," "believe," "estimate," "plan" or "expect," we are making forward- looking statements.

     We believe that the assumptions and expectations reflected in the above stated forward-looking statements are reasonable, based on information available to us on the date of this prospectus, but we cannot assure you that these assumptions and expectations will prove to have been correct or that we will take any action that we may presently be planning. We have disclosed certain important factors that could cause our actual results to differ materially from our current expectations under "Risk Factors" and elsewhere in this prospectus. You should understand that forward-looking statements made in connection with this offering are necessarily qualified by these factors. We are not undertaking to publicly update or revise any forward-looking statement if we obtain new information or upon the occurrence of future events or otherwise.

                                 USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders under this prospectus.

                         PRICE RANGE OF OUR COMMON STOCK

Market Information

     Since September 2002, our common stock has been quoted on the OTC
Bulletin Board under the symbol "TRZC.pk". Prior to trading as TRZC.pk, our ticker symbol was "MKCT" and prior to that it was "MKTS". The following table sets forth the range of high and low bid quotations of our common stock for the periods indicated. The prices represent inter-dealer quotations, which do not include retail markups, markdowns or commissions, and may not represent actual transactions.

                                                           HIGH        LOW
                                                          -------     ------
YEAR ENDED DECEMBER 31, 1999

First Quarter                                            $  700.00    $375.00
Second Quarter                                           $1,050.00    $175.00
Third Quarter                                            $  500.00    $100.00
Fourth Quarter                                           $1,000.00    $100.00

YEAR ENDED DECEMBER 31, 2000

First Quarter                                            $1,000.00    $300.00
Second Quarter                                           $  400.00    $175.00
Third Quarter                                            $  300.00    $100.00
Fourth Quarter                                           $  200.00    $ 20.00

YEAR ENDED DECEMBER 31, 2001

First Quarter                                            $  480.00    $256.00
Second Quarter                                           $1,500.00    $208.00
Third Quarter                                            $  432.00    $ 32.00
Fourth Quarter                                           $   15.00    $  7.00

YEAR ENDED DECEMBER 31, 2002*

First Quarter                                            $    3.00    $  1.00
Second Quarter                                           $    6.00    $  6.00
Third Quarter                                            $   37.00    $  0.50

-------

* Our common stock began trading under the symbol TRZC in September 2002. The above prices are adjusted to reflect a one for one hundred reverse stock split effected in September 2002.

                                SECURITY HOLDERS

     At October 29, 2002 there were 2,751,483 shares our common stock outstanding which were held by approximately 203 stockholders of record.

                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the expansion of our business and we do not expect to declare or pay any cash dividends in the foreseeable future.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion is intended to provide an analysis of our financial condition and should be read in conjunction with our audited financial statements and the related footnotes. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. Such forward-looking statements include, but are not limited to, the development plans for our growth, trends in the results of our development, anticipated development plans, operating expenses and our anticipated capital requirements and capital resources. Our actual results could differ materially from the results discussed in the forward-looking statements.

Plan Of Operation

We are a development stage provider of products and services that enable publishers, advertisers, direct marketers and promotional merchants to market products and/or advertisements to Internet service providers (ISP) subscribers. We offer advertisers capabilities for advert delivery, targeting and audience tracking. As of the date of this prospectus, we have initiated the following actions and strategies with regard to the on-going advancement of our business opportunities:

     -    negotiating the Joint Marketing Agreement with AdServersOnline;

     - seeking out and conducting due diligence with respect to potential Internet service providers that may be interested in purchasing Ad-Apt;

     - negotiating agreements with Internet service providers for the purchase of the AdServersOnline services, which have not yet been consummated; and

     - Organizing beta tests conducted with Internet service providers of the Ad-Apt technology offered by AdServersOnline.

We currently only have one employee and we do not expect a significant change in our number of employees. Mr. Paul Taylor serves as our sole executive officer and director and we have entered into a consulting agreement with Mr. Esper Gullatt, Jr., who has served as our consultant since July 2001.

As of the date hereof, we have not generated revenue and there is no assurance that we will be able to generate revenue. We anticipate having to secure additional capital to meet our on-going requirements and to meet our stated objectives. We are in the process of identifying potential investors and we will need to raise additional funds within the next two months. Our current cash reserves can satisfy our cash requirements for approximately two months. We believe we will need to raise approximately $150,000 to $300,000 to implement our business plan which is focused on the marketing of our products to internet service providers. If we are able to obtain $300,000 in additional financing we will be able to continue the marketing of our products for approximately 15 months. However, if we only raise $150,000 in additional funding, then the amount of time we will be able to market our products will be approximately nine months. If we are unable to raise additional funding, then our business operations may cease. Any significant capital expenses or increases in operating costs will be dependent on our ability to raise additional capital, debt financing or generate revenue. We presently do not have plans for the increase in capital expenditures.

During the next twelve months, we do not currently have any plans for any product research and development.

Results Of Operations

Six Months Ended June 30, 2002 Compared To The Six Months Ended June 30, 2001

Our net loss for the six months ended June 30, 2002 was $2,921,497, which increased $2,554,520 as compared to our net loss of $366,977 for the six months ended June 30, 2001. The increase in our net loss for the six months ended June 30, 2002 was the result of an increase in general and administrative expenses as well as an increase in interest expense. General and administrative expenses of $2,547,268 increased by $2,183,279 for the six months ended June 30, 2002 compared to $363,989 for the six months ended June 30, 2001. This was primarily due to the fair market value of stock and warrants issued for consulting services and an increase in financial consulting and accounting services. The financial consulting services included investment banking consulting services. The accounting services were provided in connection with internal bookkeeping, internal control and assistance in the preparation of the financial statements. We cannot presently determine if we will issue additional stock or warrants in exchange for consulting or accounting services.

Interest expense during the six months ended June 30, 2002 was $376,497 as compared to $4,893 for the six months ended June 30, 2001. The increase of $371,604 in interest expense is attributable to the beneficial conversion feature of convertible debt issued in January 2002. The beneficial conversion feature is calculated at its intrinsic value (that is, the difference between the conversion price and the fair value of the common stock into which the debt is convertible, multiplied by the number of shares into which the debt is convertible) at the commitment date. A portion of the proceeds from issuance of the convertible debt, equal to the intrinsic value, is then allocated to additional paid-in capital (APIC). Because the debt is convertible at the date of issuance, the debt discount is charged to interest expense at the date of issuance.

Liquidity And Capital Resources

We finance our operations and capital requirements primarily through private debt and equity offerings. During the six month period ended June 30, 2002 33,512 shares were sold for $107,988 pursuant to a stock sale agreement with Pro-Video International, Inc. a Belize corporation. We do not presently have any commitments for any capital expenditures.

For the fiscal year ended December 31, 2001

Results of Operations. During the fiscal year ended December 31, 2001, we had limited operations, and therefore, we believe that a comparison of the results of operations of our predecessor for the fiscal year ended December 31, 2000 has limited value for evaluating trends or as a basis for predicting future results.

We incurred a net loss of $1,264,814 for the year ended December 31, 2001. The fiscal year loss resulted primarily from costs associated with start-up operations including premarketing of the Ad.Apt Technology and professional and consulting fees, and the issuance of our common stock for services of $401,869.

Even though we did not have any revenues for the year ended December 31, 2001, we expect future revenue as we begin to develop and implement our sales and marketing strategies, increase consumer understanding and awareness of our technology and implement our business model. Our growth is significantly dependent upon our ability to generate sales relating to our advertising services. Our main priorities relating to revenue are: (1) to develop market awareness of our products and services through our strategic marketing plan, (2) to obtain customers, (3) to accomplish technological economies of scale, and (4) to streamline and maximize efficiencies in our system implementation model.

General and administrative costs.

General and administrative costs were $1,255,861 for the year ended December 31, 2001 and $399,139 for the period from inception to December 31, 2000. The increase of $856,722 is a direct result of the development of the business model including the marketing and beta testing of the Ad-Apt technology, performing due diligence of potential customers and traveling expenses and continued increase of professional and consulting fees. In addition, non-cash compensation and service expense for the year ended December 31, 2001 was $1,151,683 which is the fair value of common stock, options and warrants issued for services and loan fees.

Interest expense was $12,960 for the year ended December 31, 2001.

Liquidity and Capital Resources.

We finance our operations and capital requirements primarily through private debt and equity offerings. For the twelve months ended December 31, 2001 we received cash totaling $180,441 from the issuance of our common stock pursuant to Regulation S. In the foreseeable future, we may raise capital through the issuance of our common stock although there are no assurances. Additionally, our securities agreements with our debenture investors prohibits us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a right of first refusal to the debenture investors.

In December 2001 we entered into an investment agreement to sell up to 650,000 shares of our common stock having an aggregate purchase price of $10,000,000 over a four-year period beginning upon a registration statement being declared effective. We decide the number of shares to sell during a 10-day period each quarter. The purchase price of the shares is subject to certain limitations based on the market price and trading volume of our common stock. We paid a placement fee and an advisory fee equal to 5% to the sales purchase amounts. We issued 8,654 shares of common stock valued at $112,500 as an advisory fee and issued 2,884 shares of common stock valued at $37,500 as a commitment fee. These fees have been recorded as deferred offering costs until we sell common stock under the agreement.

On January 31, 2002 we entered into a securities sale agreement with a group of investors providing for the issuance of 12% secured convertible debentures in the aggregate principal amount of $500,000 due January 31, 2003 and warrants to purchase up to 15,000 shares of common stock at a conversion price calculated at the time of conversion for the aggregate consideration of $500,000. On January 31, 2002, we received $250,000. On May 31, 2002 we received $50,000 and on July 18, 2002 we received $200,000. All of our assets secure the debentures. Interest is payable on dates at the option of the holder. The debentures are convertible into shares of common stock at the lesser of $7.50 per share or 50% of the market price of our common stock for the average of the lowest three trading prices during the 20-day period prior to conversion. We recorded $250,000 as interest expense for the beneficial conversion feature related to the debenture during the first quarter of 2002.

We currently have no material commitments for capital requirements. If we were forced to purchase new equipment to replace the equipment we currently lease, any new purchases would constitute a material capital commitment; however, we are currently unable to quantify such amounts. If this occurs, we will attempt to raise the necessary finances to make such purchases, but there is no assurance that we will be able to do so. Without the ability to quantify these amounts, we nonetheless believe that it would have a material impact on our business and our ability to maintain our operations.

We are not aware of any material trend, event or capital commitment which would potentially adversely affect liquidity. In the event a material trend develops, we believe that we will have sufficient funds available to satisfy working capital needs through funds expected from equity sales.

OTHER:

Except for historical information contained in this prospectus, the matters set forth above are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. Investors are directed to consider, among other items, the risks and uncertainties discussed in documents filed by us with the Securities and Exchange Commission.

                                   OUR COMPANY

OVERVIEW

     Trezac was originally incorporated under the name Great American Leasing, Inc. in Texas on March 21, 1997. On December 28, 1998 we amended our certificate of incorporation to change our name to All American Consultant Aircraft, Inc. and on March 1, 1999, we amended our certificate of incorporation to change our name to MarketCentral.net Corp. On September 10, 2002, we amended our certificate of incorporation to change our name to Trezac Corp. Our primary business is to provide an Internet advertising infrastructure and to offer marketing components enabling advertisers and agencies to advertise to Internet users. We offer advertisers capabilities for advert delivery, targeting and advert campaign audience tracking.

     MarketCentral.net Corp., a private New York Corporation merged with and into MarketCentral.net Corp., a newly formed private Delaware Corporation; following that merger, we, as All American Consultant Aircraft, Inc., acquired the Delaware company as a wholly-owned subsidiary. The acquisition and reorganization was accomplished in the following manner: On February 5, 1999, a merger agreement and plan of acquisition and reorganization, was ratified, approved and the officers were empowered and directed to change the name of the Texas corporation (All American Consultant Aircraft, Inc.) to MarketCentral.net Corp.

RECENT EVENTS AND ACQUISITIONS

     On March 21, 2001, FCOM, Inc. was acquired by Trezac. FCOM exchanged all of its issued and outstanding common stock, 741 A warrants and 741 B warrants exercisable at $8.00 and $16.00, respectively for 1,548 shares of Trezac's common stock and acquired in a separate transaction from the majority stockholders of Trezac an additional 1,275 shares of common stock in exchange for a $325,000 convertible debenture. The convertible debenture was convertible at 60% of the average market price of FCOM's common stock for the 30 preceding days at the option of the debenture holder. Immediately upon completion of the acquisition, FCOM was relieved of $233,280 of the debt by releasing the shares to the debenture holders. Due to the fact that following the acquisition, the stockholders of FCOM were in control of the combined entity, the acquisition is accounted for as though FCOM is the accounting acquirer and the acquisition is treated as a recapitalization for accounting purposes. FCOM's business plan was initially focused on providing fixed wireless internet connectivity, however this proved not to be feasible as a result of certain technological complications. FCOM then entered the current business of offering a range of media, marketing technology products and services.

     FCOM, Inc. ("FCOM") was incorporated on August 2, 2000 under the laws of the State of Colorado. Until we acquired FCOM on March 21, 2001, it was in the process of developing a business plan, which included the providing a range of media marketing, technology products. In September 2000, FCOM sold 455,000 shares of Common Stock for an aggregate purchase price of $227,500 pursuant to the exemption from registration under Regulation D of the Securities Act of 1933.

     Mr. Taylor was the Chief Executive Officer, director and a majority shareholder of FCOM prior to the acquisition of FCOM by us. As a result of Mr. Taylor's position with Trezac and FCOM the transaction cannot be considered to be entered into at arms-length. The share exchange was entered into by each party in order to explore increased business opportunities that the combined entity offered. No fairness opinion was issued in connection with this transaction.

     From the date of inception until entering into the share exchange with Trezac, FCOM did not enter into a material reclassification, merger, consolidation or purchase or sale of a significant amount of assets not in the ordinary course of business. In addition, FCOM has never entered into any bankruptcy, receivership or other proceeding.

     On August 9, 2001, we acquired from Computer Hardware Corporation, a Panamanian corporation ("Computer Hardware"), 100% of the outstanding shares of Online Asset Courtesy, Inc. ("Online Asset"), a Panamanian corporation, in exchange for 312 shares of our common stock and a three year warrant to purchase 312 shares of our common stock at $10.00 per share. Such warrant was never issued. The only asset of Online Asset was 24,250 units of AdServersOnline, LLC, a Nevada limited liability corporation whose assets included software that delivers media advertisements during the latent time resulting from logging-on and logging-off the Internet.

     Brian Niesson owned a majority of the issued and outstanding shares of Computer Hardwareprior to the sale of its interest in Online Asset and AdServersOnline to us. The transaction was entered into at arms-length. The terms of the transaction were mutually agreed to by both parties to the transaction. The purchase was entered into as a result of Computer Hardware's desire to dispose of its interest in Online Asset and AdServersOnline and our desire to purchase this interest. No fairness opinion was issued in connection with this transaction. Neither our shareholder nor the shareholders of Computer Hardware approved the transactions.

     On June 29, 2001 we entered into a stock exchange agreement with AdserversOnline, LLC, a Nevada limited liability corporation, whereby we acquired 3,191.5 units of AdserversOnline, LLC in exchange for 250 shares of our common stock. In December 2001, we acquired an additional 1,851.85 membership units of AdserversOnline for a purchase price of $4,629.62.

AdserversOnline, LLC is a Nevada limited liability company formed on June 29, 2000. AdserversOnline, LLC delivers and tracks media advertisements via the Internet. AdserversOnline, LLC's principal product is Ad-A.P.T.TM, which provides uninterrupted, highly targeted media content to Internet users. AdServersOnline holds patent US#6,067,570 with respect to the Ad.Apt Technology. Zack Taylor, the son of the sole executive officer and director of Trezac, owns approximately 1.5% of the issued and outstanding membership interests in AdserversOnline, LLC. Esper Gullatt, Jr., a significant consultant to Trezac also owns approximately 1.5% of the issued and outstanding membership interests in AdserversOnline, LLC.

     Marc Shreiber and Andrew Lewis were the managing members of AdserversOnline as of June 29, 2001. The transaction was entered into at arms-length. The terms of the transaction were mutually agreed to by both parties to the transaction. The share exchange was entered into by each party in order to explore increased business opportunities that the combined entity offered. No fairness opinion was issued in connection with this transaction.

     On September 4, 2001, our directors approved a reverse split of our common stock at the rate of 16 to 1 for stockholders of record on September 27, 2001.

     On October 1, 2001 we executed a non-binding term sheet to acquire 100% of the outstanding shares of common stock of PSM Global, Inc. a privately held company ("PSM Global") and Paper Street Media, LLC, its wholly owned subsidiary. The terms included that we issue an aggregate of $50,000 in cash, $100,000 in the form of a promissory note and, upon execution of a definitive agreement, that we issue an amount of our common stock equal to $1,265,000 based on the five day closing price of our common stock for the five days prior to the date of a definitive agreement. The term sheet also called for us to assume $115,000 of PSM Global's then current debt. We are no longer pursuing this acquisition.

     On October 12, 2001, we executed an agreement with Pro-Video International, Inc., a Belize corporation, pursuant to which we sold to Pro-Video 84,000 shares of our restricted common stock. The shares where then resold to offshore investors by Pro-Video. The offering in connection with Pro-Video was completed by March 1, 2002. Pursuant to the agreement, we agreed to sell to Pro-Video in an offshore transaction, which was negotiated outside of the United States and consummated outside of the United States, shares of our restricted common stock at a purchase price equal to 40% of the reported bid price of our common stock as quoted on the OTC Bulletin Board for the five trading days preceding the date of purchase. As of March 15, 2002, we had issued 84,000 shares of our common stock to Pro-Video, at prices ranging from $3.20 to $5.00 per share. Pro-Video then in resold the shares to offshore investors. We also agreed to issue three-year warrants to purchase 50,000 shares of common stock to Atlantis Investments Limited. The warrants were issued upon the raising of increments of $50,000 in connection with the Pro-Video transaction. Therefore, each time $50,000 is raised under the Pro-Video agreement, we were obligated to issue a three-year warrant to purchase 500 shares of common stock. The exercise price on these warrants was 120% of the closing bid price prior to the date funding is received.

     Subsequent to year end we issued an additional 500 warrants and simultaneously cancelled the 2,000 warrants outstanding and 3,360 shares of common stock at $17.00 per share were issued as a consulting fee to Atlantis Investments Limited, a Hong Kong corporation ("Atlantis"). On October 1, 2001, we entered into a Consultancy Agreement with Atlantis whereby we agreed with Atlantis to engage Atlantis to advise us with respect to raising funds through the sale of shares of common stock. Atlantis is not a registered broker. Atlantis is entitled to one share of our common stock on a restricted basis for each one dollar of capital it is responsible for introducing to us. Atlantis introduced Pro-Video to us and served as a finder for this transaction. We raised a total of $336,000 in connection with the Pro-Video transaction. Pursuant to the Consulting Agreement entered with Atlantis, it was entitled to receive 3,360 shares of common stock for introducing Pro-Video to us. In connection with the sale of the 84,000 shares of common stock in the Pro-Video transaction, Atlantis received 3,360 shares of common stock.

     In September 2002, our directors approved a reverse split of our common stock at the rate of 100 to 1 for stockholders of record.

Equity Line Financing
---------------------

     On December 10, 2001, we entered into an equity line agreement with Dutchess Private Equities fund, LP ("Dutchess") and PLJ Limited ("PLJ") to sell to Dutchess and PLJ Limited, from time to time, up to $10 million of our common stock.

     Beginning on the effective date of a registration statement and continuing until $10 million of our common stock are purchased or the expiration of forty eight months, under the terms of the Equity Line Agreement, we periodically may choose to sell shares of our common stock to Dutchess and PLJ Limited subject to certain limitations based on the market price and trading volume of our common stock. Both Dutchess and PLJ Limited have agreed not to assign or in any way transfer their rights to the securities of the Equity Line Agreement. If we elect to sell shares to Dutchess and PLJ Limited then the purchase price for Dutchess and PLJ Limited shall be at 94% of the lowest three closing bid price of our common stock as reported by Bloomberg L.P. for the ten (10) consecutive trading days after the date that we deliver to Dutchess and PLJ Limited an advance notice or a put requiring them to advance funds to us, subject to the terms of the Equity Line Agreement.

     Our ability to put shares of our common stock to Dutchess and PLJ Limited and their obligation to acquire and pay for the shares of our common stock is subject to several conditions and limitations; however, in January 2002 Dutchess and PLJ Limited deferred their rights under the Equity Line Agreement and Registration Rights Agreement so that we may issue our convertible debentures. Dutchess and PLJ Limited waived their registration rights (which required us to register the commitment shares and/or equity line agreement shares within 45 days from December 10, 2001) until the shares of common stock underlying the convertible debentures have been registered in an effective registration statement and until 85% of the aggregate original principal amount of the convertible debentures have been liquidated by the debenture holders.

Debenture financing
-------------------

     On January 31, 2002 we entered into an agreement to issue convertible debentures and warrants in return for investment dollars with AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC"). Under the securities purchase agreement and amendments thereto, we received $500,000 from the selling stockholders, and they received in return a corresponding amount of our 12% convertible debentures and up to an aggregate of 15,000 warrants. The terms of the debentures issued on January 31, 2002 provide for full payment on or before January 31, 2003, with interest of 12% per annum. The debentures issued on May 31, 2002 and July 18, 2002 in connection with the amendments to the securities purchase agreement provide for full payment on or before May 31, 2003 and July 18, 2003, as applicable, with interest of 12% per annum. The debentures may be converted at any time by dividing the amount to be converted by the lesser of (i) $7.50 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, divided by two. As of July 18, 2002, $500,000 principal amount of secured convertible debentures were sold and 10,000 warrants issued in connection therewith, were issued and outstanding. At this time, only the initial $250,000 of the convertible debentures and related warrants issued on January 31, 2002 are being registered pursuant to this prospectus.

     The warrants issued in connection with the debentures are exercisable over the next three years at a price of $.50 per share. The shares of common stock into which the debentures may be converted and the shares of common stock issuable upon exercise of the warrants are being registered pursuant to this registration statement.

     Our securities agreements with our debenture investors prohibits us from entering into any financial arrangement which would involve the issuance of common stock for a period of two years from the date this registration statement becomes effective without offering a right of first refusal to the debenture investors.

OUR SERVICES

     Since we acquired FCOM, we are developing products and services that enable publishers, advertisers, direct marketers and promotional merchants to market products and/or advertisements to Internet service providers (ISP) subscribers. We intend to offer potential clients with advertising needs several facets of the marketing process, from pre-campaign planning, to execution and campaign tracking. The marketing process is a broad description of our customer marketing services which include pre-campaign planning, execution and campaign tracking. Pre-campaign planning allows an advertiser to search our database for certain user attributes in determining which users should be sent the advertisement. Execution is the actual delivery of the advertisement. Campaign tracking provides the advertiser with the ability to view data regarding the advertisement such as its exposure, revenue, the number of times a user has opted to click-thru and other data.

     Through our joint marketing agreement with AdserversOnline LLC ("AdserversOnline"), we intend to offer a range of media, marketing technology products and services.

     In July 2001, we entered into a joint marketing agreement with AdServersOnline, which enables us to market their Internet advertising/marketing services to ISP's globally. AdServersOnline will provide the software capabilities, all relevant technologies, Advert inventory and ongoing advertising sales. The agreement has a term of three years, and may be automatically renewed for successive one year periods. Under the terms of the agreement, for every $1000 that AdServersOnline receives in advertising revenue, we will receive approximately $378.00. The Agreement provides that we will receive 50% of all revenue, less the costs of the services provided by AdServersOnline, generated as a result of our marketing efforts of the Ad-Apt technology. In addition, we will receive 20% of all revenue, less the costs of the services provided by AdServersOnline, generated as a result of our marketing efforts of any other AdServersOnline products. All commissions payable to us will be reduced as the result of any quantity discounts, credits and write off for uncollectible accounts. We will receive an additional 10% commission of gross revenues if we arrange for the advertising content to be included in AdServersOnline products at no cost to AdServersOnline.

     Through AdServersOnline's "Ad-Apt" software technology we intend to provide potential customers the ability to measure campaign performance.
AdServersOnline, using licensed proprietary technologies, is combining advertisements with the interactivity of the Internet. Through the AdServersOnline LLC agreement, we intend to enable advertisers and advertising agencies which contract with AdServersOnline to access ISP audiences that we intend to contract with.

     We expect that a significant portion of our revenue, if any, will be derived from the delivery of our advertisements placed cached to users' personal computers for the advertisements to be viewed during the end users' log on and log off times. The advertisements are designed to contain the features and measuring capabilities requested by advertisers.

We are currently not operational. When we commence operations, we intend to offer a range of media and technology products through the marketing agreement we have entered into with AdServersOnline. We will be primarily marketing AdServersOnline main product, Ad-Apt. The Ad-Apt products delivers advertisements to Internet users. There are several components of the Ad-Apt software including the following:

     - AD_PLAYER - delivers uninterrupted media content messages to users of an Internet service provider via email, while the user is online and during dial-up.

     - AD-CRUSHER - delivers commercial messages that contain hyperlinks to the ad subject site. The Ad-Crusher is stored on the users hardware and is subsequently viewed upon logging on or off of the computer.

     - AD-MANAGER - allows advertisers to query the AdServersOnline database with respect to each users preferences.

     - AD-ANALYZER - provides advertisers with the ability to view data regarding each of its advertisements. We have conducted beta tests of the Ad-Apt technology with an Internet service provider located in Dublin, Ireland. The beta tests were conducted on a limited basis with only approximately 5,000 end users being delivered uninterrupted media content messages. Although certain end users experienced a loss of sound, all end users could view the uninterrupted media content messages.

AD-APT TECHNOLOGY

     The Ad-A.P.T. (Advertising Profit Technology), owned by AdServersOnline, delivers video quality commercial messages via the Internet that are detailed and specifically targeted for each end users. . Through our joint marketing agreement with AdServersOnline, we intend to use the Ad-APT software, which delivers uninterrupted, highly-targeted, rich media content. Commercial messages can be delivered: (i) via email, (ii) during the online session and (iii) during the "latent time" while dial-up Internet customers are waiting for the log-on/ log-off process to finish. Commercial messages are downloaded during a previous Internet session onto a given Internet user's hard drive to be recalled when a log-on or a log off event occurs.

     Ad-APT compression requires very little memory to present marketing messages. Ad-APT, through its Ad-Crusher component of its software, can compress a thirty (30) second marketing commercial so that it is easily deliverable while retaining a DVD quality. The advertisement or commercial can then be delivered via email or as online advertising. The AD-APT compression technology enables the commercial to maintain its DVD quality through the use of data compression and decompression technology. This technology allows a video to be compressed, so that the it may be easily transported and then decompressed once it reaches its destination. Upon receipt of the date or the DVD, the decompression component of the technology then reconstructs the original set of data or DVD in its original state or format.

     After the advertisement is delivered, the end user is offered a hyperlink to the ad subject, which allows the end user to access the advertisement. Offering the end user access to the advertisement through a hyperlink results in a greater likelihood of click-through than that of traditional Internet media. AdServersOnline maintains a license to the patent protection under a licensing agreement for video compression including exclusivity for latent time advertising. Ad-APT, through its Ad-Manger, permits advertisers to query its database on hundreds of user attributes, in real-time, in order to hone their targeting requirements. The Ad Manager will include certain user attributes such as when the user first connected, when the user last connected, geographic information, user interests, user occupation and income as well other attributes. Each advertiser will be able to access the Ad Manager database through remote computer locations through the use of a password and user name.

     Finally, Ad-APT, through its Ad-Analyzer, provides advertisers and the parties that will be delivering the messages the ability to obtain real-time data regarding advertisement revenue and other statistics. Additionally, each viewing event is recorded with all user attributes, which (i) provides a total audit trail, and (ii) permits custom, analytical reports to be generated. Ad-Manager is a software product offered by AdServersOnline that allows advertisers and the parties delivering the messages to query the AdServersOnline database with respect to each end user's preferences such as when and if the user clicks-through and whether the user ultimately makes a purchase in connection as a result of the advertisement, and the revenue earned in connection with each advertisement. The Ad-Manager can track the entire transaction commencing with the delivery of the advertisement, the click through, if any, and the ultimate purchase.

COMPETITION

     The market for digital marketing products and advertising services is very competitive. We believe that our ability to compete in the Internet advertising arena depends on many factors both within and beyond our control, including the following: the timing and acceptance of new solutions and enhancements to existing advertising solutions developed either by us or our competitors; customer service and support efforts; our ability to adapt and develop Internet technology, and develop and introduce new technologies, as customer needs change and grow; and the relative impact of general economic and industry conditions on either us or our competitors.

     We will compete directly or indirectly with companies in the following categories: (i) large Web publishers, (ii) Web portals and Internet advertising networks that offer advertising inventory; (iii) providers of software and service bureau ad delivery solutions for Web publishers and advertisers; (iv) email services companies; (v) providers of information products and marketing research services to the direct marketing industry;(vi) advertisement performance measurement companies, (vii) providers of Web advertising management, and (viii) companies engaged in advertising sales networks, advertising agencies and other companies that facilitate digital marketing. Many of our existing competitors, as well as potential new competitors, have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us.

MARKETING

  Our sole executive officer and director will initially market our products within the United States to Internet service providers that will incorporate the AdServersOnline products in order to provide advertisements to its end users. Depending on profitability and financing, if any, we may expand our marketing program to Europe and the United Kingdom.

       We believe consumers will be motivated to download the advertisements that Internet service providers will be delivering with Ad-A.P.T. because of:

-Special incentives that may be offered by AdServersOnline to consumers, such as low-cost telecommunication and Internet service, magazine subscriptions and low cost credit cards.

-Special incentives offered by the ISP of value to consumers, such as preferred access to inventory reduction programs and other promotional programs, special pricing/coupons and special services.

-The delivery of content to the consumer (to the extent consumers have opted to provide information) of potentially substantial value, such as, coupons, current medical information, gift registries, special promotions; and Entertainment content such as film trailers, music videos, cartoons and sponsored games.

INTELLECTUAL PROPERTY RIGHTS

     We do not own any patents or trademarks and have no patents or trademarks pending. We do own the URL for the Internet Web site located at http://www.trezac.com.

EMPLOYEES

     As of October 16, 2002, we had one full time employee, Paul Taylor. We have not experienced a work stoppage and we believe that our employee relationship with Mr. Taylor is good. Our success depends to a large extent upon the continued services of Mr. Taylor. The loss of his services could have a material adverse effect on our business and our results of operations.

FACILITIES

     Our principal executive offices, located at 20500 Meeting Street, Boca Raton, Florida 33434, are leased at a monthly rental rate of $1,505 and expires in August 2003. We believe that our leased properties are adequate for our current and immediately foreseeable operating needs. We do not have any policies regarding investments in real estate, securities or other forms of property.

LEGAL PROCEEDINGS

     From time to time, we are involved as a plaintiff or defendant in various legal actions arising in the normal course of business. We do not anticipate any material liability as a result of such litigation. On November 14, 2001, a stockholder filed a complaint against us, FCOM, Inc., our wholly owned subsidiary, Paul R. Taylor, our sole executive officer and director, and Christy O'Conner and Les T. Duran, our former directors and officers, in the District Court for Denver County, Colorado. The Complaint alleges that our Private Offering Memorandum dated September 22, 2000 contained material misstatements and omitted material facts, which the stockholder relied on when purchasing our shares of common stock. The stockholder is seeking damages suffered plus costs, exemplary damages and reasonable attorney fees.

TRANSFER AGENT

     Our transfer agent is Madison Transfer Agency located in Brooklyn, New
York.

                                   MANAGEMENT

     The following table sets forth certain information regarding the members of our board of directors and its executive officers:

Name                   Age                         Title
------------          ----  ------------------------------------------------

Paul Taylor            43     Chairman, President, Secretary and Treasurer

     Our director holds office until the next annual meeting of our stockholders or until his successor is duly elected and qualified. Our executive officer serves at the pleasure of the Board of Directors. Set forth below is a summary description of the principal occupation and business experience of our director and executive officer for at least the last five years.

     PAUL TAYLOR. Paul Taylor has served as our Chairman, Chief Executive Officer, Secretary, and Treasurer since April 2000. Since August 2001 Mr. Taylor has also served as a director of FCOM, Inc. From 1999 through 2000, Mr. Taylor worked as a Senior Vice President for a venture capital firm in New York, E-nginuty LLC and from 1998 through 1999 worked as a Senior Vice President for Traughtman Wasserman and Co., a New York broker-dealer. From 1995 to 1998, Mr. Taylor co-founded Hyde Park Advisors and served as a principal of Hyde Parks Advisors a NASDAQ member, broker dealer affiliate of Regency Capital Partners. From 1993 to 1995, Mr. Taylor served as a Senior Vice President of W.J. Nolan and Company; a New York based Bond Brokerage House. From 1990 to 1993, Mr. Taylor co-founded the BGL Offshore Fund.

Significant Consultant

     ESPER GULLATT JR. Esper Gullatt Jr. has served as a consultant since July, 2001. For the period from October, 2000 through July, 2001, Mr. Gullatt worked for FCOM providing business development services. From March 1999 through October 2000 Mr. Gullatt worked for Telecom Wireless Corporation as Executive Vice President Business Operations. From July 1998 to March, 1999 Mr. Gullatt served as the Chief Executive Officer for Capstone Group Corporation located in Englewood Colorado and he served as the Chief Financial Officer for Data Cellular Computer Solutions from October 1995 through July 1998.

      In February, 2002 we entered into an agreement with Esper Gullatt, Jr. for a twelve month period whereby Mr. Gullatt's responsibilities include providing consulting services related to the financial preparation of Trezac and/or our subsidiaries. We agreed to issue to Mr. Gullatt a fee of 7,500 restricted shares of our common stock.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

      We are not aware of any material legal proceedings that have occurred within the past five years concerning any director, director nominee, or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one's participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth summary information concerning compensation awarded to, earned by or paid to Paul Taylor, our Chairman and Chief Executive Officer, for the year ended December 31, 2001. The "named executive officer" received perquisites and other personal benefits in addition to salary and bonus during the periods stated. Our president did not receive a salary and cash bonus in excess of $100,000 for services rendered during those fiscal years.

                           SUMMARY COMPENSATION TABLE
                             Long-Term Compensation
                          -----------------------------
         Annual Compensation                 Awards        Payouts
        ---------------------                 ------        -------
Name and                             Restricted
Principal                             Stock
Position(s)      Year    Salary($)    Bonus($)    Other($)      Awards(# shares)
                                                Compensation

Paul Taylor      2001      $125,000            6,000,000(*)
                 2000       $-0-
                 1999       $-0-

 ------------

(*) Pursuant to Mr. Taylor's employment agreement, Mr. Taylor agreed to purchase 60,000 shares of our restricted common stock at the purchase price of $9.00 per share for which payment we accepted a five year promissory note.

OPTION GRANTS IN FISCAL YEAR 2001

     We have not granted any options to our officers or directors to purchase shares of our common stock for the fiscal year ended December 31, 2001.

EMPLOYMENT AGREEMENTS

     On October 10, 2001 we entered into an employment agreement to retain the services of Paul R. Taylor to serve as our chairman for a term of five years. Pursuant to the agreement we have agreed to pay Mr. Taylor a base salary of $125,000 per year and bonuses. Also pursuant to the employment agreement, Mr. Taylor agreed to purchase 6,000,000 shares of our restricted common stock at the purchase price of $.09 per share for which payment we accepted a five year promissory note at 8% interest per year. We have also agreed to provide Mr. Taylor with director's and officer's insurance of up to $1,000,000 which insurance we have not yet obtained. Included in the agreement, Mr. Taylor has executed a confidentiality and a non-compete clause for the term of his employment.

STOCK PLANS

     Effective November 27, 2001 we adopted a 2002 stock option plan ("Plan")to provide a means of non-cash remuneration to selected eligible participants who contribute most to our operating progress and earning power. Pursuant to the Plan, we have a total number of 1,000,000 shares of our common stock reserved for issuance either directly as stock awards or as shares of common stock underlying options granted. The Plan will terminate on November 26, 2005. On December 4, 2001 we registered the shares of our common stock which underlie our Plan on a Form S-8 registration statement. On January 7, 2002, under our Plan, we granted a five year stock option to purchase 150,000 shares of our common stock exercisable at $.50 per share which options have since been exercised.

2002 and 2001 CONSULTING AGREEMENTS

     In April 2002, we entered into a consulting agreement for introductions to European ISP companies and related due diligence for a term of 6 months in exchange for a stock option to purchase 30,000 shares of our common stock at $10.00 per share. The stock option was immediately exercised as payment in full for a $300,000 invoice, which will be recorded as prepaid consulting services and amortized over the life of the agreement.

     In April 2002, we entered into a consulting agreement for advertising services for a term of six months in exchange for a stock option to purchase 2,500 shares of our common stock at $10.00 per share. The stock option was immediately exercised as payment in full for a $25,000 invoice, which will be recorded as prepaid consulting services and amortized over the life of the agreement.

     In April 2002, we entered into a consulting agreement for business advisory services for a term of six months in exchange for 1,000 shares of common stock valued at $11,000 and granted a stock option to purchase 50,000 shares of our common stock at an exercise price of $10.00 per share. The stock option was immediately exercised as payment in full for a $5,000 invoice, which will be recorded as prepaid consulting services and amortized over the life of the agreement.

     In May 2002, we entered into a consulting agreement with a director of a Costa Rican company that operates CuroCheck Online Check Processing Services to operate the CuroCheck Online Check Processing services for a term of one year in exchange for a stock option to purchase 2,500 shares of our common stock at an exercise price of $10.00 per share valued at $25,000 using the Black-Scholes pricing model, which will be recorded as prepaid consulting services and amortized over the life of the agreement. The stock option was immediately exercised.

     In January 2002 we entered into a three-month consulting agreement for strategic and company development consulting in exchange for $11,250 per month and an aggregate of 3,000 shares of common stock valued at $55,000 with the N.I.R. Group, LLC, a New York limited liability company. For the term of the agreement The N.I.R. Group agreed to provide consulting services with respect to the overall operational and business strategy including the structuring and negotiation of acquisitions and dispositions of assets.

     On November 5, 2001 we entered into a consulting agreement with Barry Clark for a six month term. Mr. Clark's services may include, but not be limited to(a) the implementation of short-range and long-term strategic planning to fully develop and enhance our assets, resources, products, and services; (b) the implementation of a marketing program to enable us to broaden the markets for our services and promote our image and the image of our products and services;
(c) advise us relative to the recruitment and employment of key executives consistent with the expansion of operations of our company. (d) the identification, evaluation, structuring, negotiating, and closing of joint ventures, strategic alliances, business acquisitions, and advise with regard to the ongoing managing and operating of such acquisitions upon consummation thereof; and (e) advice and recommendations regarding corporate financing including the structures, terms, and content of bank loans, institutional loans, private debt funding, mezzanine financing, blind pool financing, and other preferred and common stock equity private or public financing. Pursuant to the consulting agreement we issued 1,400 shares of our common stock which shares were registered on Form S-8 on December 3, 2001.

     On July 15, 2001 we entered into a one year consulting agreement with Media Relations Strategy, Inc. for financial review, analysis and consulting services for which we agreed to issue 625 shares of our common stock.

     On November 1, 2001 we entered into a consulting agreement with Media Relations Strategy, Inc. for a one year term during which period Media Relations Strategy, Inc. will provide general corporate services, financial review and financial analysis with specific assignments to be defined by us. Pursuant to the consulting agreement, we issued to the consultant 9,400 shares of our restricted common stock.

     In November 2001 we entered into a consulting agreement for management of sales and marketing resources for a term of 6 months with Mr. Barry R. Clark. We issued 1,400 shares of common stock valued at $22,400 as a consulting fee in consideration for consulting services provided by Mr. Clark with respect to such matters including management of sales and marketing resources, strategic planning, corporate organization and structure, financial matters with respect to the operation of our company, expansion of our services and acquisitions.

     On October 11, 2001 we entered into a consulting agreement with Shelley Goldberg for a six month term during which Mr. Goldberg is to provide consulting services related to an acquisition candidates, due diligence and translation services. Pursuant to the consulting agreement we issued 2,500 shares of our common stock which shares were registered on Form S-8 on October 15, 2001.

     On August 17, 2001 we entered into a consulting agreement with Joseph Bodenstein for a one year term during which period Mr. Bodenstein is to provide services which may include: introducing us to new and potential customers, promoting the sales of our products and services on the west coast of the United States, and introducing us to potential distributors of our products and services in Israel and other parts of the Middle East. Pursuant to the consulting agreement we issued Mr. Bodenstein an option to purchase 4,688 shares of our common stock, exercisable at 50% of the lowest closing bid price of our common stock as reported on the OTC Electronic Bulletin Board (i) for any trading day on which a notice of exercise is received by us or (ii) for any of the lowest of the 3 consecutive trading days immediately preceding the date of receipt by us of each notice of exercise. As of March 15, 2001 Mr. Bodenstein has an option remaining to purchase 2,694 shares of our common stock. The underlying shares of common stock for this option were registered on Form S-8 on September 5, 2001. Such options expire on August 17, 2002.

     On June 14, 2001 we entered into a consulting agreement with Andrew Lewis for a six month term beginning September 4, 2001, during which period Mr. Lewis is to provide consulting services related to specific Internet consulting, including IP Protocol planning and supervision, IP administration and operations. Pursuant to the consulting agreement we issued 875 shares of our common stock which shares were registered on Form S-8 on September 5, 2001.

     On July 11, 2001 we entered into a one year agreement with Brian Niessen, a former principal of Online Asset, for general technology and internet services. We agreed to issue to Mr. Niessen 663 shares of our common stock.

      On July 20, 2001 we entered into a consulting agreement with Michael P. Williams for a six month term during which period Mr. Williams will provide us with Internet protocol interface programming services. Pursuant to the consulting agreement we issued 469 shares of our common stock, valued at $5,156, which shares were registered on Form S-8 on July 20, 2001.

        On July 18, 2001 we entered into a consulting agreement with Charles Van Musscher for a six month term during which Mr. Musscher will assist us in public relations efforts in Europe including but not limited to arranging follow-up meetings with investors, brokers and other parties similarly involved as well as journalists interviews so as to enhance our image within the European financial community, arrange a two-day, three-city road show presentation with our representatives in Germany, evaluate and consult with us concerning any European financing proposals, strategic relationships, joint ventures, and business opportunities and act as the liaison for us with the specialist in Germany concerning a German listing of our securities. In connection with the agreement we issued 313 shares of our common stock which shares were registered on Form S-8 on July 20, 2001.

         On May 2, 2001 we entered into a consulting agreement with Esper Gullatt, Jr. for a twelve month term, during which period the consultant is to provide consulting services related to our business affairs including, but not limited to, developing, studying and evaluating, merger and acquisitions proposals, prepare reports, assist with Internet websites, feature stories, analytical reports and studies thereon when advisable, and assist in negotiations and discussion pertaining thereof in North America and Asia. Pursuant to the consulting agreement we issued 281 shares of our common stock which shares were registered on Form S-8 on May 7, 2001.

     On March 6, 2001 we entered into a consulting agreement with Peter J. Frugone and Empire Capital, LLC for a twelve month term, during which period Mr. Frugone is to provide consulting services related to our business affairs including, but not limited to, developing, studying and evaluating, merger and acquisitions proposals, prepare reports, advise us on all matters related to be financial and/or capital structure, to act as an exclusive agent to identifying suitable merger and acquisition candidate, advise our management in corporate finance, structuring the nature, extent and other parameters of any private or public offer(s) to be made to prospective investors, investor groups or their agents, advise our management in evaluating proposals and participating in negotiations with prospective investors, investor groups or their agents, and advise us regarding our operations, staffing, strategy, and other issues related to building stockholder value as is may reasonably request, consistent with the provisions of the agreement. We also agreed to pay a transaction finder fee equal to 3.5% of the gross amount of any and debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by us. Pursuant to the consulting agreement we issued 188 shares of our common stock which shares were registered on Form S-8 on March 19, 2001.

     On May 2, 2001 we entered into a consulting agreement with Peter J. Frugone for a twelve month term, during which period Mr. Frugone is to provide consulting services related to our business affairs including, but not limited to, developing, studying and evaluating, merger and acquisitions proposals, prepare reports, assist with Internet Web sites, feature stories, analytical reports and studies thereon when advisable, and assist in negotiations and discussion pertaining thereof in North America and Asia. Pursuant to the consulting agreement we issued 250 shares of our common stock which shares were registered on Form S-8 on May 7, 2001.

     On March 6, 2001 we entered into a consulting agreement with Robyn Storer for a twelve month term, during which period the consultant is to provide consulting services related to our business affairs including, but not limited to, advising us on all matters related to our financial and/or capital structure, identifying suitable merger and acquisition candidates, secure debt financing and advise us regarding operations, staffing and strategy. We also agreed to pay a transaction finder fee equal to 3.5% of the gross amount of any and debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by us. Pursuant to the consulting agreement we issued 313 shares of our common stock which shares were registered on Form S-8 on March 19, 2001.

     On August 15, 2001 we entered into a consulting agreement with Robyn M. Storer for a one year term during which period the consultant is to provide services including, but not limited to advising us in all matters related to be financial and/or our capital structure, advising us in the preparation of reports, executive summaries, corporate and/or transaction profiles, due diligence packages and/or other material and documentation as will be necessary, in the opinion of the Consultant, to properly present us to other entities and individuals that could be of benefit to us, advising us regarding operations, staffing, strategy, and other issues related to building stockholder value. Pursuant to the consulting agreement we issued 625 shares of our common stock which shares were registered on Form S-8 on September 5, 2001.

     On March 6, 2001 we entered into a consulting agreement with Esper Gullatt, Jr. for a twelve month term, during which period the consultant is to provide consulting services related to our business affairs including, but not limited to, advising us on all matters related to our financial and/or capital structure and identifying suitable merger and acquisition candidates and secure any and all debt financing required for any and all transactions. We also agreed to pay a transaction finder fee equal to 3.5% of the gross amount of any and debt infusions or agreements, credit facilities, credit lines, and any other form of debt financing accepted by us. Pursuant to the consulting agreement we issued 500 shares of our common stock which shares were registered on Form S-8 on March 19, 2001.

     We entered into a consulting agreement, effective March 17, 2001, with Mutual Capital Investment, Ltd. to assist us in developing, studying and evaluating, merger and acquisitions proposals, funding proposals, reports and studies thereon when advisable, and assist us in negotiations in the USA, Canada and Europe. We agreed to issue the consultant 62,500 shares of our Common stock and five year warrants to purchase 625 shares of our common stock.

     On October 17, 2001, we signed a consulting agreement with Brian Niessen, pursuant to which the consultant is to provide consulting services related to Internet marketing targeting, IP, Internet user profiling, click stream and keyword Internet items. The term is for a period of twelve months. We agreed to issue to Mr. Niessen a three year warrant to purchase 5,000 shares of our common stock

       On October 16, 2001 we signed a consulting agreement with Andrew Lewis, pursuant to which the consultant is to provide consulting services related to IP protocol planning and supervision and IP administration and operations. In lieu of issuing 1,000 shares pursuant to the terms of the agreement, we issued three year warrants to purchase 1,000 shares of common stock at $.24 per share.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     Our bylaws require us to indemnify our officers and directors to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successfully in defending on the merits. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute. We may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as our directors or officers, whether or not we would have the power to indemnify such person against such liability, as permitted by law.

     SEC's Policy on Indemnification. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, it is the opinion of the SEC that such indemnification is against public policy as expressed in Securities Act of 1933 and is therefore unenforceable.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

     The following table sets forth certain information as of the date of this prospectus regarding the beneficial ownership of our common stock held by each of our executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock.

     The number of shares of common stock beneficially owned by each person or entity is determined under the rules promulgated by the SEC. Under those rules, beneficial ownership includes any shares as to which the person or entity has sole or shared voting power or investment power and shares which that person or entity has the right to acquire within sixty days after March 15, 2002. The inclusion in this section of any shares deemed beneficially owned does not constitute an admission by that person of beneficial ownership of those shares.

                            Number of shares of           Percent of
                            common stock                  common stock
                            beneficially                  beneficially
Name of                     owned or right                owned or right
Beneficial Owner            to direct vote(1)             to direct vote (1)
-------------------        -----------------------         -----------------
Paul Taylor (2)                   1,937,597(2)                 70.41%
Chairman
6401 South Boston Street
Englewood, CO 80111

Z3 Limited                          500,000                    18.17%
Apartado 10455-1000
San Jose, Costa Rica

All officers and directors        1,937,597(2)                 70.41%
as a group (1 person)
-----------

(1) Such figures are based upon 2,751,483 shares of our common stock outstanding as of October 29, 2002. Except as otherwise noted in these footnotes, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

(2) Such figure includes 163 shares owned by Mr. Taylor's wife and 163 owned by Mr. Taylor's child.

(3) Mr. Taylor is the sole executive officer and director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We obtained a demand loan from one of our stockholders, Frank Evanshen, in the amount of $37,500 on August 9, 2000, and in the amount of $28,000 on November 7, 2000. The notes bear interest at the Chase Prime Rate plus 1% per annum. Unpaid principal after the due/demand date will accrue interest at 10% per annum. As of October 29, 2002 the principal amount and interest for such loans remain outstanding.

     We paid indirect compensation to Roy Spectorman, our former President, in the amount of $9,000 per month, by virtue of a management services agreement with New Horizons Assets Management Corp., a former consultant to us, of which Mr. Spectorman is the president and beneficial owner. We also utilized a portion of the business facilities, computers, telephone and office supplies of New Horizons Asset Management Corp.

     Pursuant to an employment agreement, Mr. Taylor, our Chairman agreed to purchase 60,000 shares of our restricted common stock from us at the purchase price of $9.00 per share for which payment we accepted a five year promissory for $540,000 at an annual interest rate of 3%, which was amended retroactively to 8%.

     In January 2001 we entered into a convertible debenture with our former chief financial officer, Michael Hudson. Mr. Hudson was terminated on February 6, 2002. Pursuant to the debenture, we were to repay Mr. Hudson $25,000 by February 1, 2002 plus interest calculated at the rate of 18%. Such debenture was convertible into shares of Northstar Network Corp. had we completed a contemplated merger with Northstar. The principal of such debenture has not yet been repaid by us and remains outstanding.

     In February 2001 FCOM, Inc. borrowed $100,000 from its consultant Esper Gullatt, Jr. due on February 27, 2007 with interest at the rate of 5% per annum.

     In December 2001 we loaned our Chairman, Paul Taylor, an aggregate of $40,000 pursuant to three executed promissory notes which terms include repayment of the principal loan plus accrued interest at the rate of 5% per annum, which was amended retroactively to 8%. Interest shall be computed on the basis of a 360 day year. $20,000 of such loans are due on December 10, 2006 and the remaining $20,000 shall be due on December 21, 2006.

     In February 2002, we loaned our Chairman, Paul Taylor, an aggregate of $60,000 pursuant to four executed promissory notes payable with interest at the rate of 5% per annum, which was amended retroactively to 8%. Such notes are due in February 2007.

     On June 28, 2001, AdserversOnline issued to Zachary Taylor, the minor son of Paul Taylor, 1.5 membership units of AdserversOnline and Esper Gullatt, a former executive of FCOM, Inc., was issued 1.5 membership units of AdserversOnline.

     In October 2002, we issued 1,875,000 shares of common stock to Mr. Paul Taylor, our sole executive officer and director, in consideration for services provided to us valued at $150,000.

                            SELLING SECURITY HOLDERS

     This prospectus relates to the offer and sale by the following selling stockholders of the indicated number of shares, all of which are issuable pursuant to warrants and/or convertible debentures held by these selling stockholders. We are not aware that any of these selling stockholders has any plan, arrangement, understanding, agreement, commitment or intention to sell their securities. See "Plan of Distribution." None of the following selling stockholders has held any position or office with us, nor has had any other material relationship with us in the past three years, other than in connection with the transactions pursuant to which the selling stockholders acquired the warrants and rights to conversion.

     Of the 1,489,137 shares of common stock offered by this prospectus, 3,549 of the shares are issued and outstanding as of October 29, 2002 and we have reserved 1,485,588, which represents 300% of the shares issuable upon (i) the conversion of shares of outstanding convertible debentures in the principal amount of $250,000 and (ii) the exercise of outstanding warrants to purchase up to 5,000 shares of our common stock. Such registered shares represent a good faith estimate of the number of shares that could be issuable pursuant to such warrants and debentures. Should our conversion ratio result in our having insufficient shares registered, we will file a new registration statement to cover the resale of such additional securities. We are registering all of the shares of common stock offered for sale pursuant to this prospectus pursuant to certain registration rights obligations. Presently, the convertible debentures are convertible into shares of common stock at the lower of (i) $7.50 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, divided by two. As of October 29, 2002, using the conversion rate of $.51, or the average of the lowest three inter-day trading prices during the last twenty trading days at a 50% discount, the $250,000 debenture is convertible into 490,196 shares of common stock. Furthermore, the warrants are presently exercisable into 5,000 shares of common stock, but we are required to register 300% of the amount of shares exercisable under the warrants, or 15,000 shares, due to certain anti-dilution provisions. As of October 29, 2002, we had 2,751,483 shares of common stock outstanding. If the holders of the convertible debentures were to elect to convert the entire debenture and exercise the warrants the holders would control approximately 15.3% of our company.

     Shares of our common stock will be acquired by the selling stockholders pursuant to the exercise by AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC") of up to $500,000 in secured convertible debentures and warrants to purchase up to 15,000 shares of our common stock in accordance with the terms of that certain securities purchase agreement dated January 31, 2002.

     Under the securities purchase agreement, we will receive up to $500,000 from the selling stockholders, and they will receive in return a corresponding amount of our 12% convertible debentures and up to an aggregate of 10,000 warrants. The terms of the debentures provide for full payment on or before January 31, 2003, with interest of 12% per annum, which may be converted at any time at the lesser of (i) $7.50 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, divided by two. The terms of the warrants entitle each selling stockholder to purchase shares of our common stock at a price equal to$.50 per share, at any time after January 31, 2002 and before the second anniversary date of the issuance. Under the related registration rights agreement, we agreed to register all of the shares underlying such convertible debentures and warrants to allow the selling stockholders to sell them in a public offering or other distribution.

     As of October 29, 2002, pursuant to the securities purchase agreement entered on January 31, 2002, the amendments thereto, and the securities purchase agreement dated September 30, 2002, as more fully described below, (i) $650,000 of our convertible debentures have been issued, none of which have been converted, and (ii) 310,000 of the warrants have been issued, none of which have been exercised. The initial $250,000 convertible debentures and 5,000 warrants were issued on January 31, 2002. Subsequently, on May 31, 2002, we issued an additional $50,000 in convertible debentures and 1,000 warrants pursuant to Amendment No. 1 to Securities Purchase Agreement. On July 18, 2002, we issued an additional $200,000 in convertible debentures and 4,000 warrants pursuant to Amendment No. 2 to the Securities Purchase Agreement. Finally, on September 30, 2002, we entered into a securities purchase agreement whereby we issued an additional $150,000 in convertible debentures and 300,000 warrants.

     Of the selling security holders, AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by AJW Partners, LLC. New Millennium Capital Partners II, LLC is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed below owned by New Millennium Capital Partner II, LLC. AJW Offshore, Ltd. (f/k/a "AJW/New Millennium Offshore, Ltd.") is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Corey S. Ribotsky is the fund managers and has voting and investment control over the shares listed below owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC") is a private investment fund that is owned by its investors and managed by AJW Manager, LLC of which Corey S. Ribotskyis the fund manager and has voting and investment control over the shares listed below owned by AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC"). None of the selling stockholders are broker-delaers or affiliates of broker-dealers.

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered. The conversion price for the convertible debentures is the lesser of
(i) $7.50 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, divided by two. As of October 29, 2002, the trading price was $1.01, therefore this table is based on the conversion rate of $.51.

                        Total Shares
                         of Common                                                    Percentage
                      Stock Issuable        Total          Shares of      Beneficial  of Common     Beneficial   Percentage
                           Upon         Percentage of    Common Stock     Ownership     Stock      Owner-ship    of Common
                       Conversion of    Common Stock,    Included in     Before the     Owned       After the   Stock Owned
                       Notes and/or     Assuming Full     Prospectus      Offering      Before      Offering   After Offering
        Name            Warrants(2)    Conversion(2)(4)      (1)             (4)       Offering       (3)           (3)
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------
AJW Partners, LLC         138,655           4.79%        Up to 138,655     138,655       4.79%          0             0
(4)                                                        shares of
                                                         common stock
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------
New Millennium            138,655           4.79%        Up to 138,655     138,655       4.79%          0             0
Capital Partners                                           shares of
II, LLC (4)                                              common stock
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------
AJW Offshore,             148,559           5.12%        Up to 148,559     144,510       4.99%          0             0
Ltd. (4)                                                   shares of
                                                         common stock
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------
                                                         Up to 69,327
AJW Qualified                                             shares of
Partners,  LLC (4)         69,327           2.46%        common stock       69,327       2.46%          0             0
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------
New Horizons                  0              .13%            3,549           3,549        .13%          0             0
Asset Management
Corp.
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------
Corey S. Ribotsky         495,196          15.46%       Up to 495,196      144,510       4.99%          0             0
                                                          shares of
                                                         common stock
--------------------- ---------------- ---------------- --------------- ------------ ------------- ----------- ---------------

     The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the convertible preferred stock is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes 300% of the shares issuable upon conversion of the convertible notes, based on current market prices. Because the number of shares of common stock issuable upon conversion of the convertible note is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. However the selling stockholder has contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. As a result of the contractual agreement not to exceed 4.99% beneficial ownership, the selling stockholder does not believe it is a control person as defined in the Securities Exchange Act of 1934 or is required to file a Schedule 13D.

(2) Includes 5,000 shares underlying warrants that are currently exercisable at an exercise price of $.50 per share. In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, Mr. Corey Ribotsky may be deemed a control person of the shares owned by AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC") as a result of his position within each of the entities.

(3)  Assumes that all securities registered will be sold.

(4) The shares set forth in the table as being owned by AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC") are on an individual basis and do not include the shares held by other entities that are controlled by Mr. Ribotsky.

SAMPLE CONVERSION AND EXERCISE CALCULATION

     The number of shares of common stock issuable upon conversion of a note is determined by dividing that portion of the principal of the note to be converted and interest, if any, by the conversion price. The conversion price is the lesser of (i) $7.50 or (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to the date the conversion notice is sent, divided by two. The market price as of October 29, 2002 is $1.01, therefore the current conversion price for the convertible debentures is $.51. For example, assuming conversion of $250,000 of notes on October 29, 2002, a conversion price of $.51 per share, and the payment of accrued interest in the approximate amount of $12,500 in additional shares rather than in cash, the number of shares issuable upon conversion would be:

           $250,000 + $12,500 = 514,706 shares
           ------------------
                $0.51

     The number of shares of common stock issuable upon conversion of the warrants is on a one for one basis. However, the warrants contain an antidilution provision whereby the number of shares of common stock issuable upon exercise of the warrants is to be adjusted in certain circumstances. The number of shares to be issued will be adjusted upon the issuance by Trezac of shares of common stock, or options, warrants or rights that are exercisable into shares of common stock, for no consideration or for consideration per share that is less than the market price on the date of issuance, upon the issuance of convertible securities for no consideration or for consideration per share that is less than the market price on the date of issuance, upon the change in any options price or conversion rate on any outstanding

     The warrants provide that after an adjustment to the exercise price, the number of shares to be issued upon exercise of the warrants will be determined by multiplying the initial exercise price by the number of shares of common stock underlying the warrant immediately prior to the adjustment and diving the product by the adjusted exercise price. For example, assuming exercise of 500,000 warrants, an exercise price of $.50 per warrant immediately prior to adjustment and an adjusted exercise of $.03 per warrant, then the number of shares issuable upon exercise would be:

                      $.50 X 5,000 = 83,333
                      -------------
                           $.03

                              PLAN OF DISTRIBUTION

     The shares being offered by the selling stockholders or their respective pledges, donees, transferees or other successors in interest, will be sold from time to time in one or more transactions, which may involve block transactions:

     o on the Over-the-Counter Bulletin Board or on such other market on which the common stock may from time to time be trading;

     o    in privately-negotiated transactions;

     o    through the granting of options on the shares;

     o    short sales; or

     o    any combination thereof.

     The sale price to the public may be:

     o    the market price prevailing at the time of sale;

     o    a price related to such prevailing market price;

     o    at negotiated prices; or

     o such other price as the selling stockholders determine from time to time.

     The shares may also be sold pursuant to Rule 144. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholder may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

     The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledges, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker dealers acting as agents for themselves or their customers. Such broker-delaers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in the prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in the prospectus, may be deemed "underwriters" as that term is defined under the Securties Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the ruled and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. If a selling shareholder is to sell their shares directly to a market maker acting as a principal or a broker-dealer as a principal, who may resell the shares, then such shares may only be resold upon the filing of a new prospectus that discloses the arrangements with the broker/dealer participating in the offering and that the broker/dealer will be acting as an underwriter and will be so named in the prospectus.

     The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

     We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the selling stockholders or their respective pledges, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

Amendment and Supplementation Necessitated by Future Sales

     To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with distributions of such shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealer or other financial institutions. In connection with these transactions, broker-dealer or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell our common stock short and redeliver the shares to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to the broker-dealer or other financial institution of the shares offered in this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge their shares to a broker-dealer or other financial institution, and, upon a default, the broker-dealer or other financial institution may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

     In effecting sales, brokers, dealers or agents engaged by the selling stockholders may arrange for other brokers or dealers to participate. Brokers, dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated prior to the sale. These brokers or dealers, the selling stockholders, and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any such commissions, discounts or concessions may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling stockholders.

Other Information Regarding Future Sales

     In order to comply with the securities laws of some states, if applicable, the shares being offered in this prospectus must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in some states shares may not be sold unless they have been registered or qualified for sale in the applicable state or a seller complies with an available exemption from the registration or qualification requirement.

     We will make copies of this prospectus available to the selling stockholders and will inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act.

     At the time a particular offer of shares is made, if required, a prospectus supplement will be filed and distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Payment of Expenses

     We will pay all the expenses related to the registration of the shares offered by this prospectus, except for any underwriting, brokerage or related fees, discounts, commissions or the fees or expenses of counsel or advisors to the selling stockholders.

DESCRIPTION OF SECURITIES

Common  Stock

     We currently have 2,751,483 shares of our common stock outstanding. Such figure does not include (i) up to 650,000 shares of our common stock to be issued to Dutchess and PLJ to be issued at our discretion in connection with our equity line agreement, (ii) shares issuable upon the exercise of warrants to purchase an aggregate of 10,313 shares of our common stock (iv) or shares issuable upon the conversion of our debentures and related warrants.

     On March 11, 2002, we filed an amendment to our certificate of incorporation increasing our authorized shares of common stock to five hundred million (500,000,000). Our stockholders do not have cumulative voting rights. As a result, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive ratably, dividends, if any, as the board of directors may declare out of funds legally available, subject to any preferential dividend rights of any then outstanding preferred stock. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any then outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our board of directors has voted not to split the shares of common stock for a period of at least eighteen months from September 28, 2001.

Preferred Stock

     On September 10, 2002, we filed a "blank check" amendment to our certificate of incorporation creating 25,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by the Board of Directors, without further action by stockholders, and may include the designations, rights and preferences including preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. The issuance of any such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of the Board of Directors to issue preferred stock could discourage, delay or prevent a takeover of us. We do not have any current plans to issue any preferred stock.

Warrants

     In connection with the sale of our 12% convertible debentures under the securities purchase agreement dated January 31, 2002 and the amendments thereto we issued warrants to purchase 10,000 shares of our common stock exercisable at a price equal to $.50 per share, at any time after January 31, 2002 through July 18, 2002 and before the second anniversary date of the issuance. In addition, in connection with the sale of our 12% convertible debentures under the securities purchase agreement dated September 30, 2002 we issued warrants to purchase 300,000 shares of our common stock exercisable at a price equal to the lesser of
(i) $.15 per share and (ii) the average of the lowest three inter-day trading prices during the twenty trading days immediately prior to exercise, at any time after September 30, 2002 and before the second anniversary date of the issuance. Under the related registration rights agreement, we agreed to register all of the shares underlying such warrants. However, this prospectus only includes 15,000 shares of common stock, which represents 300% of the shares issuable upon the exercise of outstanding warrants to purchase up to 5,000 shares of common stock.

     We have additional warrants outstanding to purchase an aggregate of 10,313 shares of our common stock exercisable at prices ranging from $10.00 per share to $50.00 per share. All of such warrants were issued between October 2001 and January 2002 and have a terms of two to five years from the date of issuance. Such warrants may not be transferred or assigned without compliance with applicable federal and state securities laws by the transferor and the transferee.

Options

     Effective July 25, 2002 we adopted a 2002 employee stock option plan ("Plan")to provide a means of non-cash remuneration to selected eligible participants who contribute most to our operating progress and earning power. Pursuant to the Plan, we have a total number of 100,000 shares of our common stock reserved for issuance either directly as stock awards or as shares of common stock underlying options granted. The Plan will terminate on July 25, 2012.

     Pursuant to a consulting agreement, we issued Mr. Bodenstein an option to purchase 4,688 shares of our common stock, exercisable at 50% of the lowest closing bid price of our common stock as reported on the OTC Electronic Bulletin Board (i) for any trading day on which a notice of exercise is received by us or
(ii) for any of the lowest of the 3 consecutive trading days immediately preceding the date of receipt by us of each notice of exercise. As of March 15, 2001 Mr. Bodenstein has an option remaining to purchase 2,694 shares of our common stock. The underlying shares of common stock for this option were registered on Form S-8 on September 5, 2001.

     In February 1999, we granted stock options to our key directors, advisors and consultants to acquire up to a total of 4,000 shares of common stock at an exercise price of $500.00 per share and exercisable for a period of five years from the date of grant.

Additional Information Describing Securities

     Reference is made to our certificate of incorporation and by-laws which are available for inspection at our offices or which can be viewed through the EDGAR data base at http://www.sec.gov as exhibits to the registration statement on Form SB-2. Reference is also made to applicable statutes of the state of Texas for a description concerning statutory rights and liabilities of stockholders.

Penny Stock Regulation

      Our securities may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the NASDAQ stock market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Our securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell penny stock securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of penny stock securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell our securities and may have the effect of reducing the level of trading activity of our common stock in the secondary market. The foregoing required penny stock restrictions will not apply to our securities if our securities maintain a market price of $5.00 or greater. The price of our securities may not reach or maintain a $5.00 price level.

Reports to Stockholders

     We will furnish to holders of our common stock annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. We may issue other unaudited interim reports to our stockholders as we deem appropriate.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

     We have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 under the Securities Act with respect to the securities being offered. This prospectus, filed as a part of the registration statement, does not contain certain information contained in or annexed as exhibits to the registration statement. Reference is made to exhibits to the registration statement for the complete text. For further information with respect to us and the securities hereby offered, reference is made to the registration statement and to the exhibits filed as part of it, which may be inspected and copied at the public reference facilities of the Commission in Washington D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 5th Street, NW, Washington, D.C. 20549, at prescribed rates and are available on the World Wide Web at: http://www.sec.gov.

     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 and intend to file reports and other information with the Commission. We will provide without charge to each person who receives a copy of this prospectus, upon written or oral request, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Trezac Corp., Attention: Paul Taylor, 20500 Meeting Street, Boca Raton, FL 33434 or call us at 561-588-0038.

                                  LEGAL MATTERS

     The legality of the common stock included in this prospectus has been passed upon for us by Sichenzia Ross Friedman Ference LLP, 1065 Avenue of the Americas, 21st Floor, New York, New York 10018.

                                     EXPERTS

     The financial statements as of December 31, 2001 and for the year then ended and for the period from August 2, 2000 to December 31, 2000 included in this prospectus have been so included in reliance on the report of AJ. Robbins, P.C., independent accountants, given as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS

                                                                           PAGE
                                                                           ----


Independent  Auditors'  Report                                             F-2

Consolidated  Balance  Sheet                                               F-3

Consolidated  Statements  of  Operations                                   F-4

Consolidated  Statements  of  Changes  in Stockholders' Equity (Deficit)   F-5

Consolidated  Statements  of  Cash  Flows                                  F-7

Notes  to  Consolidated  Financial  Statements                             F-8

                                AJ. ROBBINS, PC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                 AND CONSULTANTS
                              3033 EAST 1ST AVENUE
                                    SUITE 201
                             DENVER, COLORADO 80206


                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS
MARKETCENTRAL.NET CORP.
ENGLEWOOD, COLORADO


We have audited the accompanying consolidated balance sheet of MarketCentral.net Corp. (formerly known as FCOM, Inc.) (a development stage company) as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended and for the period from inception (August 2, 2000) to December 31, 2000 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MarketCentral.net Corp. as of December 31, 2001, and the results of its operations and its cash flows for the year then ended and for the period from inception (August 2, 2000) to December 31, 2000 and 2001 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage and has not commenced operations. Management's plans are also discussed in Note 1. Its ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately achieve profitable operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                      AJ. ROBBINS, PC.
                                      CERTIFIED PUBLIC ACCOUNTANTS
                                      AND CONSULTANTS

Denver, Colorado
March 1, 2002

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET
                           ==========================

                                                        December 31,
                                                            2001
                                                       --------------
CURRENT ASSETS:
 Cash                                                  $           -
 Interest receivable, related party                            9,856
 Deposits                                                        250
 Employee receivable                                               -
 Deferred offering costs                                     320,000
 Prepaid expenses                                            108,970
 Other assets                                                      -
                                                       --------------

       Total Current Assets                                  439,076

EQUIPMENT, net of accumulated depreciation                    10,239

EQUITY INVESTMENT                                              8,115

NOTES RECEIVABLE, related party                               34,151

OTHER INTANGIBLES                                              6,999
                                                       --------------

                                                       $     498,580
                                                       ==============

CURRENT LIABILITIES:
 Cash overdraft                                        $       1,890
 Accounts payable                                             92,769
 Accrued expenses                                             74,112
 Convertible debt                                                  -
 Notes payable                                               106,045
                                                       --------------

       Total Current Liabilities                             274,816

LONG-TERM DEBT, related party                                100,000
                                                       --------------

       Total Liabilities                                     374,816
                                                       --------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock - $0.0001 par value; 500,000,000 shares
       authorized; 18,418,004 issued and outstanding           1,845
 Additional paid-in capital                                2,326,464
 Subscription receivable                                    (540,000)
 (Deficit) accumulated during the development stage       (1,664,545)
                                                       --------------

       Total Stockholders' Equity                            123,764
                                                       --------------

                                                       $     498,580
                                                       ==============

           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      =====================================

                                                     FOR THE PERIOD   FOR THE PERIOD
                                      FOR THE YEAR   FROM INCEPTION   FROM INCEPTION
                                         ENDED      (AUGUST 2, 2000)  (AUGUST 2, 2000)
                                      DECEMBER 31,  TO DECEMBER 31,   TO DECEMBER 31,
                                         2001           2000               2001
                                      ------------  ----------------  ----------------


REVENUE:                              $         -   $       -          $         -


OPERATING EXPENSES:
 General and administrative expense     1,255,861     399,139            1,655,000
 Depreciation                               2,708         592                3,300
                                      ------------  ----------------  ----------------


         Total Operating Expenses       1,258,569     399,731            1,658,300
                                      ------------  ----------------  ----------------



OTHER INCOME (EXPENSE):
 Interest income                            9,856           -                9,856
 Interest expense                         (12,960)          -              (12,960)
 Loss on equity investment                 (3,141)          -               (3,141)
                                      ------------  ----------------  ----------------


       Net Other Income (Expense)          (6,245)          -               (6,245)
                                      ------------  ----------------  ----------------



NET (LOSS)                            $(1,264,814)  $(399,731)         $(1,664,545)
                                      ============  ================  ================


NET (LOSS) PER SHARE                  $      (.35)  $   (2.58)
                                      ============  ==========

WEIGHTED AVERAGE SHARES OUTSTANDING     3,602,309     154,768
                                      ============  ==========


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENT

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE PERIODS ENDED DECEMBER 31, 2000 AND 2001
                ================================================

                                                                  COMMON STOCK
                                                                  ------------
                                                                                                            (DEFICIT)
                                                                                                           ACCUMULATED
                                                                                                            DURING THE
                                                                            ADDITIONAL PAID  SUBSCRIPTION  DEVELOPMENT
                                          DATE ISSUED     SHARES     AMOUNT   IN CAPITAL      RECEIVABLE      STAGE         TOTAL
                                         -------------   ----------  ---------  -------------  ------------  -----------  --------
BALANCES, August 2, 2000                                          -  $      -    $     -       $      -     $       -    $       -
Stock issued for compensation at
   $.001 per share                   September 5, 2000   20,000,000    20,000          -              -             -       20,000
Sale of common stock at $.50         November 13, 2000      455,000       455    227,045                                   227,500
Stock issued for compensation
   at $.001 per share                December 22, 2000   74,595,000    74,595          -              -             -       74,595
Effect of reverse acquisition                           (95,050,000)  (95,050)    95,050              -             -            -
Effect of reverse acquisition                               154,768        15          -              -             -           15
Effect of reverse acquisition                               268,854        27          -              -             -           27
Net (loss) for the period                                         -         -          -              -      (399,731)    (399,731)
                                         -------------   -----------  -------- -------------  ------------  -----------  ----------
BALANCES, December 31, 2000                                 423,622        42    322,095              -       (399,731)    (77,594)

Stock issued for conversion of
    note payable at $.97                March 20, 2001       39,674         4     38,474              -              -      38,478
Stock issued for services at $.64       March 20, 2001      187,913        19    120,246              -              -     120,265
Stock assumed in acquisition with FCOM  March 21, 2001                          (248,282)             -              -    (248,282)
Stock issued for services at $.11          May 8, 2001       53,125         5      5,839              -              -       5,844
Stock issued for services at $.21        June 22, 2001       25,000         3      5,247              -              -       5,250
Stock issued for services at $.16        July 17, 2001      131,250        13     20,987              -              -      21,000
Stock issued in lieu of salary at $1.60  July 17, 2001      265,625        27    424,973              -              -     425,000
Stock issued for services at $2.40       July 23, 2001       31,250         3     74,997              -              -      75,000
Stock issued for services at $.11        July 23, 2001       46,875         5      5,151              -              -       5,156
Stock issued to purchase 3,191.50
membership interests in Ad Servers,
  LLC at $.09                            July 31, 2001       25,000         3      2,247              -              -       2,250
Stock issued to purchase 24,250
  membership interests in Ad
  Servers, LLC and 100% of OACI at $.09  July 31, 2001       31,250         3      2,810              -              -       2,813
Stock based compensation for
   investment in OACI                                             -         -      1,563              -              -       1,563
Stock options exercised at .12
less escrow fees of $1,756           September 6, 2001       62,500         6      5,738              -              -       5,744

Stock issued for services at $.01    September 7, 2001      125,000        13      1,237              -              -       1,250
Stock options exercised at .056
less escrow fees of $614            September 17, 2001       46,875         5      2,006              -              -       2,011
Stock options exercised at .035
less escrow fees of $614            September 28, 2001       75,000         8      2,003              -              -       2,011
Effect of reverse stock split       September 28, 2001       12,729         1          -              -              -           1

                                  (CONTINUED)


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
      CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                FOR THE PERIODS ENDED DECEMBER 31, 2000 AND 2001
                ================================================


                                                COMMON STOCK
                                                ------------
                                                                                                            (DEFICIT)
                                                                                                           ACCUMULATED
                                                                                                            DURING THE
                                                                            ADDITIONAL PAID  SUBSCRIPTION  DEVELOPMENT
                                          DATE ISSUED     SHARES     AMOUNT   IN CAPITAL      RECEIVABLE      STAGE         TOTAL
                                      ----------------   ----------  ---------  -------------  ------------  -----------  --------

Stock issued for note at $.09         October 10, 2001    6,000,000       600        539,400   (540,000)              -          -
Stock issued for services at $.13     October 17, 2001      250,000        25         32,475          -               -     32,500
Stock issued for services at $.13     October 19, 2001    1,726,217       173        224,235          -               -    224,408
Stock options exercised at .04
  less escrow fees of $141            October 24, 2001       15,000         2            457          -               -        459
Sale of common stock at $.04          November 6, 2001    5,048,716       505        179,936          -               -    180,441
Stock issued for patent rights
   at $.07                            December 3, 2001      100,000        10          6,990          -               -      7,000
Stock issued for services at $.10     December 3, 2001      940,000        94         65,706          -               -     65,800
Stock issued for services at $.16     December 5, 2001      140,000        14         22,386          -               -     22,400
Stock issued for deferred offering
    costs at $.07                     December 20, 2001   2,615,383       262        319,738          -               -    320,000
Stock based compensation                                           -        -        147,810          -               -    147,810
Net (loss)                                                         -        -              -          -      (1,264,814)(1,264,814)
                                      -----------------   ----------  ---------  -------------  ------------ -----------  ---------

BALANCES, December 31, 2001                               18,418,004   $1,845    $ 2,326,464    $ (540,000)  $(1,664,545) $123,764
                                      =================   ==========  =========  =============  ============ ============ =========


           SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      =====================================

                                                                                              For The Period  For The Period
                                                                                For The Year  From Inception   From Inception
                                                                                     Ended  (August 2, 2000) (August 2, 2000)
                                                                                 December 31, To December 31, To December 31,
                                                                                      2001         2000           2001
                                                                                  ------------  ----------  ---------------
CASH FLOWS FROM (TO) OPERATING ACTIVITIES:
Net  (loss)                                                                       $(1,264,814)  $(399,731)  $(1,664,545)
 Adjustments to reconcile net (loss) to net cash from     operating activities:
   Depreciation                                                                         2,708         592         3,300
   Stock based compensation                                                           147,810           -       147,810
   Stock issued for services                                                        1,003,873      94,595     1,098,468
   Loss on equity investment                                                            3,141           -         3,141
 Changes in assets and liabilities:
   Other current assets                                                                (5,681)     (4,425)      (10,106)
   Prepaid expenses                                                                  (108,970)          -      (108,970)
   Accounts payable                                                                    (5,624)      7,373         1,749
   Accrued expenses                                                                   (29,282)    103,396        74,114
   Bank overdraft                                                                       1,890           -         1,890
                                                                                  ------------  ----------  ------------

         Net Cash (Used) by Operating Activities                                     (254,949)   (198,200)     (453,149)
                                                                                  ------------  ----------  ------------


CASH FLOWS FROM (TO) INVESTING ACTIVITIES:
 Equity investment                                                                     (4,630)          -        (4,630)
 Purchase of equipment                                                                      -     (13,539)      (13,539)
 Notes receivable, related party                                                      (19,837)    (14,314)      (34,151)
                                                                                  ------------  ----------  ------------


         Net Cash (Used) by Investing Activities                                      (24,467)    (27,853)      (52,320)
                                                                                  ------------  ----------  ------------

CASH FLOWS FROM (TO) FINANCING ACTIVITIES:
 Payments of convertible debt                                                         (42,500)          -       (42,500)
 Proceeds from notes payable and line of credit                                        29,803           -        29,803
 Proceeds from note payable, related party                                            100,000           -       100,000
 Proceeds from exercise of stock options                                               13,350           -        13,350
 Payment of stock option costs                                                         (3,125)          -        (3,125)
 Proceeds from sale of common stock                                                   180,441     227,500       407,941
                                                                                  ------------  ----------  ------------

       Net Cash Provided by Financing Activities                                      277,969     227,500       505,469
                                                                                  ------------  ----------  ------------

NET INCREASE (DECREASE) IN CASH                                                        (1,447)      1,447             -

CASH, beginning of period                                                               1,447           -             -
                                                                                  ------------  ----------  ------------

CASH, end of period                                                               $         -   $   1,447   $         -
                                                                                  ============  ==========  ============

Cash paid for interest                                                            $         -   $       -   $         -
                                                                                  ============  ==========  ============

          SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================


NOTE  1  -  BUSINESS  ACTIVITY

MarketCentral.net Corp. (formerly known as FCOM, Inc.) ("Company") was incorporated in the State of Colorado on August 2, 2000. The Company is in the development stage, as defined in Financial Accounting Standards Board Statement No. 7. The Company's year end is December 31.

The Company's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company is in the development stage and has not earned any revenues from operations to date.

The Company is currently devoting its efforts to raising capital and finalizing its products and services. The Company's ability to continue as a going concern is dependent upon its ability to develop additional sources of capital and ultimately, achieve profitable operations. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

PLAN  OF  OPERATION
-------------------
The Company is a development stage provider of products and services that enable publishers, advertisers, direct marketers and promotional merchants to market products and/or advertisements to Internet service providers (ISP) subscribers. The Company offers advertisers capabilities for advert delivery, targeting and audience tracking. The Company has initiated the following actions and strategies with regards to the on-going advancement of their business opportunities:

-    Negotiated  the  Joint  Marketing  Agreement  with  AdServersOnline;

- Conducted due diligence with respect to potential Internet service providers that may be interested in purchasing Ad-Apt;

- Negotiated agreements with Internet service providers for the purchase of the AdServersOnline services, which have not yet been consummated; and

- Organized beta tests conducted with Internet service providers of the Ad-Apt technology offered by AdServersOnline.

The Company has not generated revenue and there is no assurance that they will be able to generate revenue. The Company anticipates having to secure additional capital to meet their on-going requirements and to meet their stated objectives. The Company is in the process of identifying potential investors and will need to raise additional funds within the next six months. Any significant capital expenses or increases in operating costs will be dependent on their ability to raise additional capital, debt financing or generate revenue. The Company does not have plans for the increase in capital expenditures.

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES

CONSOLIDATION
-------------
The consolidated financial statements include the accounts of MarketCentral.net Corp. and its wholly-owned subsidiaries (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

EQUITY  INVESTMENT
------------------
The Company accounts for its investment in AdServersOnline, LLC ("AdServers") under the equity method.

In August 2001 the Company entered into a asset purchase agreement to acquire 100% of Online Asset Courtesy, Inc. ("OACI"), whose only asset was 24,250 units of AdServers in exchange for 31,250 shares of the Company's common stock valued at $2,813 and a warrant to purchase 31,250 shares at $.10 for a period of three years valued at $1,563. The warrant was valued at fair market value using the Black-Scholes pricing model. Significant assumptions used were a risk-free interest rate of 4.04% and volatility of 453%. Also in August 2001 the Company acquired an additional 3,191.50 units of AdServers for 25,000 shares of the Company's common stock valued at $2,250. The Company purchased 1,851.85 additional units in December 2001 for $4,630. As of December 31, 2001 the Company's equity investment in AdServers shared in 21.1% of the capital, 21.1% of the income and 5.2% of the losses of AdServers.

In January 2002 the Company issued warrants to certain partners of AdServers to purchase 200,000 shares of the Company's common stock at $.24 per share, expiring in 2005 for the completion of the software system to be used to sell the Company's products and services under the joint marketing agreement (See
Note 10). The fair market value of the warrants using the Black-Sholes pricing model of $34,000 was recorded as an additional capital contribution to AdServers. Significant assumptions used were a risk-free interest rate of 4.50% and volatility of 413%.

COMMON  STOCK  SPLIT
--------------------
The board of directors declared a sixteen-to-one reverse stock split effective September 28, 2001 for stockholders of record on September 27, 2001. All per-share amounts and number of shares outstanding in this report have been restated retroactively for the reverse stock split.

The board of directors agreed to not further reverse-split the stock until after March 2003.

VALUATION  OF  THE  COMPANY'S  COMMON  STOCK
--------------------------------------------
Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or in the case of options and warrants which have been valued using the Black-Scholes pricing model to estimate the fair market value.

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

REVENUE  RECOGNITION
--------------------
Revenue from license programs is recorded when the software has been delivered and the customer is invoiced. Revenue from packaged product sales to and through distributors and resellers is recorded when related products are shipped. Maintenance and subscription revenue is recognized ratably over the contract period. Revenue attributable to undelivered elements, including technical support and Internet browser technologies, is based on the average sales price of those elements and is recognized ratably on a straight-line basis over the product's life cycle. When the revenue recognition criteria required for distributor and reseller arrangements are not met, revenue is recognized as payments are received. Costs related to insignificant obligations, which include telephone support for certain products, are accrued.

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

Provisions will be recorded for returns, concessions, and bad debts when revenues are recorded.

ADVERTISING  EXPENSES
---------------------
The Company expenses advertising costs as incurred. During the periods ended December 31, 2001 and 2000, the Company did not have significant advertising costs.

PROPERTY  AND  EQUIPMENT  DEPRECIATION
--------------------------------------
Property and equipment are recorded at cost. Depreciation is provided for on the straight-line method over five years, the estimated useful life of the assets. Total depreciation expense was $2,708 and $592 for the periods ended December 31, 2001 and 2000.

EMPLOYEE  STOCK-BASED  COMPENSATION
-----------------------------------
The Company accounts for stock based compensation in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123). Under the provisions of SFAS No. 123, companies can either measure the compensation cost of equity instruments issued under employee compensation plans using a fair value based method, or can continue to recognize compensation cost using the intrinsic value method under the provisions of APB No. 25.

However, if the provisions of APB No. 25 are continued, proforma disclosures of net income or loss and earnings or loss per share must be presented in the financial statements as if the fair value method had been applied. The Company recognizes compensation costs under the provisions of APB No. 25 and provides the expanded disclosure required by SFAS No. 123. (See Note 5)

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

In March 2000 the Financial Accounting Standards Board issued Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation -- an interpretation of Accounting Principles Board (APB) Opinion No. 25" (FIN 44). FIN 44 clarifies the application of APB Opinion No. 25 including: the definition of an employee for purposes of applying APB Opinion No. 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of previously fixed stock options or awards, and the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions in FIN 44 cover specific events that occurred after either December 15, 1998 or January 12, 2000. The Company does not expect the application of FIN 44 to have a material impact on its results of operations or financial position.

EARNINGS  PER  COMMON  SHARE
----------------------------
The Company computes earnings per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128). This Statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, Earnings Per Share, and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation.

CASH  AND  CASH  EQUIVALENTS
----------------------------
Cash and cash equivalents consist primarily of cash in banks and highly liquid investments with original maturities of 90 days or less.

FAIR  VALUE  OF  FINANCIAL  INSTRUMENTS
---------------------------------------
The carrying amounts of cash, accounts payable, accrued expenses, notes payable and convertible debt approximate fair value because of the short maturity of these items.

IMPAIRMENT  OF  LONG-LIVED  ASSETS
----------------------------------
The Company evaluates its long-lived assets by measuring the carrying amounts of assets against the estimated undiscounted future cash flows associated with them. At the time the carrying value of such assets exceeds the fair value of such assets, impairment is recognized. To date, no adjustments to the carrying value of the assets has been made.

CONCENTRATIONS  OF  CREDIT  RISK
--------------------------------
The Company maintains all cash in deposit accounts, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

DEFERRED  OFFERING  COSTS
-------------------------
Costs incurred in connection with the Company's anticipated stock offering are deferred and will be charged against stockholders' equity upon the successful completion of the offering or charged to expense if not successful. (See Note
10)

INCOME  TAXES
-------------
Deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of the assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the current period and the change during the period in deferred tax assets and liabilities. The deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences. At December 31, 2001 a valuation allowance has been established for the deferred tax asset as management believes that it is more likely than not that a tax benefit will not be realized.

USE  OF  ESTIMATES  IN  THE  PREPARATION  OF  FINANCIAL  STATEMENTS
-------------------------------------------------------------------
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATION
----------------
Certain amounts reported in the Company's financial statements for the period ended December 31, 2000 have been reclassified to conform to the current period presentations.

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  2  -  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  (CONTINUED)

RECENTLY  ISSUED  ACCOUNTING  PRONOUNCEMENTS
--------------------------------------------
Effective January 1, 2002, the Company adopted Financial Accounting Standards Board (the "FASB"), Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets." SFAS No. 141 established new standards for accounting and reporting requirements for business combinations and requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited. SFAS No. 142 established new standards for goodwill acquired in a business combination, eliminates amortization of goodwill and sets forth methods to periodically evaluate goodwill for impairment. Intangible assets with a determinable useful life will continue to be amortized over that life. SFAS 141 and 142 are effective for business combinations completed after June 30, 2001. Management currently does not believe adoption of SFAS Nos. 141 and 142 will have any effect on the Company or its operations.

In 2000 the FASB issued Statement No. 133, Accounting for Derivative Instruments and Hedging Activities. The adoption by the Company of Statement 133 did not impact the Company's financial statements.

In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements" ("SAB 101") which provides guidance related to revenue recognition based on interpretations and practices followed by the SEC. SAB 101A was released on March 24, 2000 and deferred the effective date to no later than the second fiscal quarter beginning after December 15, 1999. In June 2000, the SEC issued SAB 101B which delays the implementation date of SAB 101 until no later than the fourth fiscal quarter of fiscal years beginning after December 15, 1999. SAB 101 requires companies to report any changes in revenue recognition as a cumulative change in accounting principle at the time of implementation in accordance with Accounting Principles Board Opinion No. 20, "Accounting Changes". Management has accessed the implementation and determined that there is no significant impact on the consolidated financial statements of the Company.

                    MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  3  -ACQUISITION

On March 21, 2001, the Company (FCOM) was acquired by MarketCentral.net Corp. The Company exchanged all of its issued and outstanding common stock, 741 A warrants and 741 B warrants exercisable at $8.00 and $16.00, respectively for 154,768 shares of MarketCentral.net Corp.'s common stock and acquired in a separate transaction from the majority stockholders of MarketCentral.net Corp. an additional 122,535 shares of common stock in exchange for a $325,000 convertible debenture. The convertible debenture was convertible at 60% of the average market price of the Company's common stock for the 30 preceding days at the option of the debenture holder. Immediately upon completion of the acquisition, the Company was relieved of $233,280 of the debt by releasing the shares to the debenture holders. Due to the fact that following the acquisition, the stockholders of FCOM were in control of the combined entity, the acquisition is accounted for as though the Company is the accounting acquirer and the acquisition is treated as a recapitalization of the Company for accounting purposes. The operations of MarketCentral.net Corp. are included in the financial statements beginning on March 21, 2001. The Company assumed $248,282 in debt in the transaction and has recorded this as a reduction of additional paid in capital.

The following unaudited proforma condensed consolidating statement of operations for the year ended December 31, 2000 gives effect to the transaction as if it had occurred on January 1, 2000.

              Fcom, Inc.    MarketCentral
           From Inception    .Net, Corp
          (August 2, 2000)  For The Year
                To             Ended
            December 31,     December 31,     (A)  Proforma       (B) Proforma
                2000            2000           Adjustments        Consolidated
             -------------  ---------------  -----------------  ---------------
Revenues     $        -        $  11,029          $  -             $  11,029
Expenses        399,731          476,227             -               875,958
             -------------  ---------------  -----------------  ---------------


Net  loss    $  (399,731)      $(465,198)         $  -             $(864,929)
             =============  ================  ================   ==============


Loss  per  share                                                   $   (5.59)
                                                                  =============

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  4-STOCKHOLDERS'  EQUITY

COMMON  STOCK
-------------
The Company had authorized 100,000,000 shares of $.0001 par value common stock. In January 2002 the board of directors approved an amendment to the articles of incorporation to increase the authorized shares of common stock from 100,000,000 to 500,000,000.

PRIVATE  PLACEMENTS
-------------------
The Company completed a private placement for the sale of 455,000 shares of the Company's Common Stock for proceeds of $227,500 during the period ended December 31, 2000. In connection with the sale of Common Stock, the Company issued Class A Warrants to purchase 455,000 shares of the Company's Common Stock for $0.50 per share and Class B Warrants to purchase 455,000 shares of the Company's Common Stock for $1.00 per share. These warrants were subsequently converted to 741 Class A and 741 Class B Warrants and are exercisable at $8.00 and $16.00, respectively.

STOCK  OPTION  PLAN
-------------------
Effective November 2001 the Company's board of directors adopted the 2002 Stock Option Plan under which 1,000,000 shares of the Company's Common Stock were reserved for issuance at prices not less that 50% of the current market value on the date of grant. The board may grant options to employees, directors, officers, consultants, or advisors. Subsequent to year end, the board of directors increased the number of shares reserved by 4,000,000.

The following table summarizes all of the activity of options and warrants grants for the periods ended December 31, 2000 and 2001.


                                                      Weighted
                                                      Average
                                      Number  of      Exercise   Exercise
                                 Options   Warrants   Price       Amount
                                ---------  ---------  ------  ----------

Outstanding, August 2, 2000            -           -  $    -  $       -


Granted                                -       1,482   12.00          -
                                ---------  ---------  ------  ----------

Outstanding, December 31, 2000         -       1,482   12.00     17,784

Granted                          468,750   1,243,750     .09    148,128
Exercised                       (199,375)          -     .05    (10,228)
                                ---------  ---------  ------  ----------

Outstanding, December 31, 2001   269,375   1,245,232  $  .10  $ 155,684
                                =========  =========  ======  ==========


                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  4-STOCKHOLDERS'  EQUITY  (CONTINUED)

In connection with a consulting agreement for financial services, the Company agreed to grant an option to purchase 150,000 shares of common stock at an exercise of $.50 per share upon the completion of services. The stock option was granted on January 7, 2002 and was immediately exercised to purchase 150,000 shares for $75,000 and contributed capital of $5,500, all which was paid in services.

SUBSCRIPTION  RECEIVABLE
------------------------
In connection with the President's employment agreement, the Company agreed to sell 6,000,000 shares of Common Stock at $.09 per share for a promissory note in the amount of $540,000. The promissory note bears interest at 8% with principal and accrued interest due October 10, 2006. No payments have been made or are due.

NOTE  5  -  STOCK-BASED  COMPENSATION

The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard requires the Company to adopt the "fair value" method with respect to stock-based compensation of consultants and other non-employees, which resulted in charges to operations of $401,869 and $-0-during the years ended December 31, 2001 and 2000. The Company also had stock-based compensation which was recorded as capitalized prepaid consulting fees of $101,970 and $-0- during the periods ended December 31, 2001 and December 31, 2000. In estimating the above expense the Company used the Black-Scholes pricing model. The average risk-free interest rate used was 3.50%-4.50%, volatility was estimated at 408.00%-413.00%, the expected life was one year.

The Company did not adopt the fair value method with respect to employee stock options; the Company continues to account for these under the "intrinsic value" method. Had the Company adopted the fair value method with respect to options issued to employees as well there would have been no charge to income in December 31, 2001 and 2000 because no stock options were issued during these periods.

NOTE  6  -  NOTES  RECEIVABLE-RELATED  PARTY

In December 2001 the Company entered into three notes receivable with an officer/stockholder totaling $40,000. The notes are unsecured, due December 2006 and bear interest at 8% per annum with principal and accrued interest due at maturity. The Company loaned the officer/stockholder an additional $60,000 subsequent to year end with similar note terms.

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  7  -  NOTES  PAYABLE

The Company obtained one-year demand loans from a stockholder in the amount of $37,500 on August 9, 2000 and in the amount of $28,000 on November 7, 2000. The notes bear interest at the Chase Prime Rate plus 1% per annum. Unpaid principal after the due date accrues at 10% per annum. The notes have not been paid and terms are being negotiated.

In January 2001 the Company entered into a convertible debenture for $25,000. The debenture bears interest at 18% with principal and interest due February 1, 2002. The debenture was convertible into shares of common stock of a potential acquisition target only if the merger or acquisition occurred with this target company. The merger did not occur and the debt is no longer convertible. The note has not been paid and terms are being negotiated. Subsequent to year end accrued interest of $4,875 was paid.

NOTE  8  -  NOTES  PAYABLE  -  RELATED  PARTY

During February 2001 the Company borrowed $100,000 from a stockholder. The five-year loan is unsecured and bears interest at 5% with principal and accrued interest due at maturity.

NOTE  9  -  LINE  OF  CREDIT

The Company entered into an unsecured revolving line of credit in an amount not to exceed $5,000. Borrowings bear interest at 14.9% and either party may cancel the agreement at any time.

NOTE  10  -  COMMITMENTS  AND  CONTINGENCIES

EMPLOYMENT  AGREEMENTS
----------------------
In October 2001 the Company entered into an employment agreement with its Chairman & CEO extending through October 10, 2006. The Company is required to pay a base salary, which may be increased by the Board of Directors, of $125,000 annually and bonuses from 10% to 60% of the annual salary.

INVESTMENT  AGREEMENT
---------------------
In December 2001 the Company entered into an investment agreement to sell up to 65,000,000 shares of the Company's common stock having an aggregate purchase price of $10,000,000 over a four-year period beginning upon a registration statement being declared effective. The Company decides the number of shares to sell during a 10-day period each quarter. The purchase price of the shares is subject to certain limitations based on the market price and trading volume of the Company's common stock. The Company paid a placement fee and an advisory fee equal to 5% to the sales purchase amounts. The Company issued 865,384 shares of common stock valued at $112,500 as an advisory fee and issued 288,461 shares of common stock valued at $37,500 as a commitment fee. These fees have been recorded as deferred offering costs until the Company sells common stock under the agreement.

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  10  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

In addition, the Company entered into an escrow agreement to sell the common stock and established an escrow fund account. The Company issued 1,153,846 shares of common stock valued at $150,000 as a placement fee and has recorded these fees as deferred offering costs.

The proceeds from sales of common stock under the investment agreement will be deposited into an escrow account money market fund. The interest income earned will be retained by the escrow agent as payment of fees and expenses. The bank has a first priority lien on the escrow account.

The Company issued 307,692 shares of common stock valued at $20,000 for legal fees related to the Investment Agreement.

JOINT  MARKETING  AGREEMENT
---------------------------
In July 2001 the Company entered into a joint marketing agreement with AdServers to act as the non-exclusive sales representative for the Company's products and services for a period of three years and may be automatically renewed for successive one-year periods. The Company shall pay commissions of 20% or 50% on net revenues generated from the sale of the Company's non-primary and primary products and services, respectively.

STOCK  SALE  AGREEMENT
----------------------
In October 2001 the Company entered into a stock sale agreement with an international company to sell up to 8.4 million restricted shares of common stock until fully sold or December 31, 2001. The Company also agreed to issue three-year warrants to purchase 50,000 shares of common stock at 120% of the closing bid price prior to the date funding is received for every $50,000 funded. As of December 31, 2001 5,048,716 shares were sold for $180,441 and the Company issued 150,000 warrants. Subsequent to year end 3,351,284 shares were sold for $107,988 and the Company issued an additional 50,000 warrants and simultaneously cancelled the 200,000 warrants outstanding and 336,000 shares of common stock at $.17 per share were issued as a consulting fee.

OFFICE  LEASE
-------------
The Company rents office space under an operating lease beginning May 15, 2001 and ending August 31, 2002.

Rent expense was $37,064 and $13,979 for the periods ended December 31, 2001 and 2000.

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  10  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

SECURITIES  SALE  AGREEMENT
---------------------------
On January 31, 2002 the Company entered into a securities sale agreement with a group of investors providing for the issuance of 12% secured convertible debentures in the aggregate principal amount of $500,000 due January 31, 2003 at a conversion price calculated at the time of conversion for the aggregate consideration of $500,000 and warrants to purchase 1,000,000 shares of common stock, exercisable at the lesser of $.057 or the average of the lowest three trading prices during the 20-day period prior to exercise, expiring January 31, 2005. On January 31, 2002 the Company received $250,000 and issued warrants to purchase 500,000 shares of common stock valued at $97,500 to be expensed as loan fees over the length of the note. All assets of the Company secure the debentures. Interest is payable on dates at the option of the holder. The debentures are convertible into shares of common stock at the lesser of $.075 per share or 50% of the market price of the Company's common stock for the average of the lowest three trading prices during the 20-day period prior to conversion. The Company will record $250,000 as interest expense for the beneficial conversion feature related to the debenture during the three month period ended March 31, 2002.

CONSULTING  AGREEMENTS
----------------------
In July 2001 the Company issued 62,500 shares of restricted common stock valued at $10,000 for consulting services for one year. In November 2001 the Company issued an additional 940,000 shares of restricted common stock valued at $65,800 to this consultant under a one-year consulting agreement for similar consulting services.

In March 2001 the Company entered into a consulting agreement for financial services for a term of one year. During the agreement and up to three years after its expiration, in March 2002, the Company shall pay a 3% fee upon the closing of any debt financing introduced by the consultant. In addition, the Company issued 31,250 shares of common stock as an engagement fee valued at $20,000. In September 2001 the Company entered into an additional consulting agreement with this consultant for financial services for a term of one year and issued 62,500 shares of common stock valued at $625 as an engagement fee.

In March 2001 the Company entered into a consulting agreement to identify suitable merger/acquisition candidates and secure required debt financing for a term of one year. During the agreement and up to three years after its expiration, the Company shall pay a 3.5% fee upon the closing of any debt financing or successful merger/acquisition introduced by the consultant. In addition, the Company issued 18,750 shares of common stock as an engagement fee valued at $12,000. In May 2001 the agreement was amended to provide strategic planning services, expiring in March 2002, and issued 25,000 shares of common stock valued at $2,750.

In May 2001 the Company entered into a consulting agreement for financial advisory services for a term of one year in exchange for 62,500 shares of common stock valued at $10,000 issued on July 17, 2001 and a five-year warrant to purchase 62,500 shares of common stock at $1.60 per share. (See Note 5).

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  10  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

In June 2001 the Company entered into a consulting agreement for technology integrations services for a term of 6 months. The Company issued 25,000 shares of common stock valued at $5,250. In August 2001 the Company entered into an additional consulting agreement with this consultant for technology integrations services for a term of 6 months, running concurrent with the prior agreement. An additional 62,500 shares of common stock were issued valued at $625. In October 2001 the Company entered into another consulting agreement with this consultant for Internet consulting services for a term of 6 months, running concurrent with the prior agreements, in exchange for 100,000 shares of common stock. In lieu of issuing these shares, subsequent to year-end the Company issued warrants to purchase 100,000 shares of common stock at $.24 per share and expiring in 2005, valued at $17,000.

In  July  2001  the  Company  entered  into  a consulting agreement for Internet
Protocol Interface Programming services for a term of 6 months. The Company issued 46,875 shares of common stock valued at $5,156.

In July 2001 the Company entered into a consulting agreement for public relations efforts with the European financial community for a term of 6 months. The Company issued 31,250 shares of common stock in lieu of cash of $75,000 per the agreement.

In July 2001 the Company entered into a consulting agreement for technology consulting services for a term of one year in exchange for 6,250 shares of common stock valued at $1,000 as a consulting fee. An additional consulting agreement for similar services was entered into in October 2001 in exchange for a three-year warrant to purchase 500,000 shares of common stock at $.11 per share.

In August 2001 the Company entered into a consulting agreement for promoting and developing a market for the Company's products and services through various contacts for a period of one year. The Company granted a stock option to purchase 468,750 shares of the Company's common stock at an exercise price equal to 50% of the lowest closing bid price on the day a notice of exercise is received by the Company. The stock option expires in August 2002. (See Note
5). The Company and the consultant appointed an escrow agent in connection with this stock option and have agreed to share equally in payment of the $7,500 fee. During 2001 199,375 stock options were exercised at prices ranging from $.035 to $.12 for $10,225 net of escrow fees of $3,125.

In October 2001 the Company entered into a consulting agreement for acquisition, due diligence services and translation services for a term of 6 months. The Company issued 250,000 shares of common stock valued at $32,500 as a consulting fee.

In November 2001 the Company entered into a consulting agreement for management of sales and marketing resources for a term of 6 months. The Company issued 140,000 shares of common stock valued at $22,400 as a consulting fee.

                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  10  -  COMMITMENTS  AND  CONTINGENCIES  (CONTINUED)

In January 2002 the Company entered into a three-month consulting agreement for strategic and company development consulting in exchange for $33,750 per month and 300,000 shares of common stock valued at $55,000.

NOTE  11  -  RELATED  PARTY  TRANSACTIONS

In March 2001 the Company entered into a consulting agreement with a stockholder of the Company to identify suitable merger/acquisition candidates and secure debt financing for a term of one year in exchange for 50,000 shares of common stock valued at $32,000. During the agreement and up to three years after its expiration, the Company shall pay a 3.5% fee upon the closing of any debt financing or successful merger/acquisition introduced by the consultant. In May 2001 the agreement was amended to provide strategic planning services, expire in March 2002, and issue 28,125 shares of common stock valued at $3,094 in lieu of the fee. The agreement was further amended in February 2002 to expire in February 2003 and the Company issued 750,000 shares of common stock as a consulting fee valued at $172,500.

NOTE  12  -  EARNINGS  PER  SHARE



                              For  the  Year  Ended  December  31,  2001
                              -------------------------------------------
                                                              Per
                                   Loss          Shares       Share
                                (Numerator)   (Denominator)   Amount
                                ------------  -------------  --------
BASIC EPS
 (Loss) available to common
stockholders                    $(1,264,814)      3,602,309  $  (.35)

EFFECT OF DILUTIVE SECURITIES
 Options and warrants                     -               -        -
                                ------------  -------------  --------

DILUTED EPS
 (Loss) available to common
stockholders including assumed
conversions                     $(1,264,814)      3,602,309  $  (.35)
                                ============  =============  ========


                   MARKETCENTRAL.NET CORP. AND SUBSIDIARIES
                               (F/K/A FCOM, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ==========================================

NOTE  12  -  EARNINGS  PER  SHARE  (CONTINUED)

As of December 31, 2001 there were 1,514,607 warrants and options outstanding which were not included in the diluted earnings per share because their effect was anti-dilutive for the period presented.

                             For  the  Period  Ended  December  31,  2000
                             ---------------------------------------------
                                                               Per
                                   Loss          Shares       Share
                                (Numerator)   (Denominator)   Amount
                                ------------  -------------  --------
BASIC EPS
 (Loss) available to common
stockholders                    $  (399,731)        154,768  $ (2.58)

EFFECT OF DILUTIVE SECURITIES
 Options and warrants                     -               -        -
                                ------------  -------------  --------

DILUTED EPS
 (Loss) available to common
stockholders including assumed
conversions                     $ ( 399,731)        154,768  $ (2.58)
                                ============  =============  ========




As of December 31, 2000 there were 1,482 warrants outstanding which were not included in the diluted earnings per share because their effect was anti-dilutive for the period presented.

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
                             CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)

                                    CONTENTS
                                    --------

PAGE F-25                 CONDENSED CONSOLIDATED BALANCE SHEETS AS OF JUNE 30,
                          2002 (UNAUDITED) AND DECEMBER 31, 2001

PAGE F-26                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR
                          THE THREE AND SIX MONTHS ENDED JUNE 30, 2002 AND 2001
                          AND FOR THE PERIOD FROM AUGUST 2, 2000 (INCEPTION) TO
                          JUNE 30, 2002 (UNAUDITED)

PAGE F-27                 CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN
                          STOCKHOLDERS' EQUITY FOR THE SIX MONTHS ENDED JUNE 30,
                          2002

PAGE F-28                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR
                          THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 AND FOR
                          THE PERIOD FROM AUGUST 2, 2000 (INCEPTION) TO JUNE 30,
                          2002 (UNAUDITED)

PAGES F-29                NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                          AS OF JUNE 30, 2002 (UNAUDITED)


                                            TREZAC CORP.
                                   (F/K/A MARKETCENTRAL.NET CORP.)
                                    (A DEVELOPMENT STAGE COMPANY)
                                CONDENSED CONSOLIDATED BALANCE SHEETS
                                -------------------------------------


                                               ASSETS
                                               ------
                                                                  June 30, 2002      December 31,
                                                                    (Unaudited)          2001
                                                                   ------------      ------------
CURRENT ASSETS
 Deposits                                                          $       250       $       250
 Employee receivable                                                    46,309                --
 Deferred offering costs                                                    --           320,000
 Prepaid expenses                                                      114,000           108,970
 Deferred consulting expense, net                                      679,872                --
                                                                   ------------      ------------
        Total Current Assets                                           840,431           429,220

EQUIPMENT, NET OF ACCUMULATED DEPRECIATION                               8,885            10,239

EQUITY INVESTMENT                                                       42,115             8,115

NOTES AND INTEREST RECEIVABLE, RELATED PARTY                           105,423            44,007

OTHER INTANGIBLES                                                        6,999             6,999
                                                                   ------------      ------------

TOTAL ASSETS                                                       $ 1,003,853       $   498,580
                                                                   ============      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES
 Cash overdraft                                                    $     1,412       $     1,890
 Accounts payable                                                      110,647            92,769
 Accrued expenses                                                      104,791            74,112
 Convertible Debentures, net of discount                               310,742                --
 Notes payable - related party                                         131,250           106,045
                                                                   ------------      ------------
        Total Current Liabilities                                      658,842           274,816

OTHER LONG-TERM DEBT                                                    12,350                --

LONG-TERM DEBT - RELATED PARTY                                         110,000           100,000
                                                                   ------------      ------------

TOTAL LIABILITIES                                                      781,192           374,816
                                                                   ------------      ------------

STOCKHOLDERS' EQUITY
 Common stock, $.0001 par value, 5,000,000 shares authorized,
  304,515 issued and outstanding                                            30                18
 Additional paid-in capital                                          5,348,673         2,328,291
 Subscription receivable                                              (540,000)         (540,000)
 Deficit accumulated during development stage                       (4,586,042)       (1,664,545)
                                                                   ------------      ------------
    Total Stockholders' Equity                                         222,661           123,764
                                                                   ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                         $ 1,003,853       $   498,580
                                                                   ============      ============

               See accompanying notes to condensed consolidated financial statements.

                                                  F-25

                                                      TREZAC CORP.
                                             (F/K/A MARKETCENTRAL.NET CORP.)
                                              (A DEVELOPMENT STAGE COMPANY)
                                     CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                     -----------------------------------------------
                                                       (UNAUDITED)

                                                                                                               For The Period From
                                           For the Six       For the Six      For the Three     For the Three    August 2, 2000
                                          Months Ended      Months Ended      Months Ended      Months Ended     (Inception) to
                                          June 30, 2002     June 30, 2001     June 30, 2002     June 30, 2001     June 30, 2002
                                          ------------      ------------      ------------      ------------      ------------
REVENUE                                   $        --       $        --       $        --       $        --       $        --
                                          ------------      ------------      ------------      ------------      ------------

OPERATING EXPENSES
 General and administrative expense         2,547,268           363,989         1,892,464           204,087         4,202,268
 Depreciation                                   1,354             1,354               677               677             4,654
                                          ------------      ------------      ------------      ------------      ------------
        Total Expenses                      2,548,622           365,343         1,893,141           204,764         4,206,922
                                          ------------      ------------      ------------      ------------      ------------

OTHER INCOME (EXPENSE)
 Interest income                                3,622             3,259             3,622             1,637            13,478
 Interest expense                            (376,497)           (4,893)         (118,125)           (3,726)         (389,457)
 Loss on equity investment                         --                --                --                --            (3,141)
                                          ------------      ------------      ------------      ------------      ------------
        Total Other Income (Expense)         (372,875)           (1,634)         (114,503)           (2,089)         (379,120)
                                          ------------      ------------      ------------      ------------      ------------

NET LOSS                                  $(2,921,497)      $  (366,977)      $(2,007,644)      $  (206,853)      $(4,586,042)
                                          ============      ============      ============      ============      ============

NET LOSS PER SHARE                        $    (12.19)      $     (4.04)      $     (8.10)      $     (1.89)      $    (22.76)
                                          ============      ============      ============      ============      ============

WEIGHTED AVERAGE SHARES OUTSTANDING           239,606            90,761           247,939           109,396           201,510
                                          ============      ============      ============      ============      ============

                         See accompanying notes to condensed consolidated financial statements.
                                                            F-26


                                                      TREZAC CORP.
                                             (F/K/A MARKETCENTRAL.NET CORP.)
                                              (A DEVELOPMENT STAGE COMPANY)
                           CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                         FOR THE SIX MONTHS ENDED JUNE 30, 2002
                                         --------------------------------------
                                                       (UNAUDITED)

                                                                                                              Deficit
                                                                                                            Accumulated
                                                                                   Additional                 During
                                                                      Common Stock   Paid-In  Subscription  Development
                                                            Date    Shares   Amount  Capital    Receivable     Stage        Total
                                                           ------- --------- ----- -----------  ---------- ------------  -----------
Balance, December 31, 2001                                      --   184,180 $  18 $ 2,328,291  $(540,000) $(1,664,545) $   123,764

Stock options exercised for services at $.54               1/15/02     1,500     0      80,500         --           --       80,500

Stock issued for services at $.23                          2/5/02      8,500     1     195,499         --           --      195,500

Sale of common stock at $.03                               2/5/02     33,513     3     107,984         --           --      107,988

Stock issued for services at $.16                          3/5/02      2,000     0      32,000         --           --       32,000

Stock issued for services at $.17                          3/12/02     3,360     0      57,120         --           --       57,120

Stock options exercised for services at $.10               4/30/02    32,500     3     324,675         --           --      324,678

Stock issued for services at $.19                          4/30/02       500     0       9,495         --           --        9,495

Stock issued for services at $.10                          5/17/02     2,500     0      24,975         --           --       24,975

Stock issued for services at $.545                         5/17/02       650     0      35,419         --           --       35,419

Stock options exercised for services at $.10               5/28/02     1,500     0      14,985         --           --       14,985

Stock options exercised for services at $.10               6/18/02    11,000     1     109,890         --           --      109,891

Stock options exercised for services at $.16               6/18/02    10,312     1     164,897         --           --      164,898

Stock options exercised for services at $.10               6/19/02     2,500     0      24,975         --           --       24,975

Stock options exercised for services at $.10               6/27/02     5,000     1      49,950         --           --       49,951

Stock options exercised for services at $.20               6/27/02     5,000     1      99,950         --           --       99,951

Stock options issued for services                               --        --    --   1,206,272         --           --    1,206,272

Stock based compensation from warrants issued with
 convertible debt and stock issuances                           --        --    --     181,796         --           --      181,796

Value of beneficial conversion feature of convertible debt      --        --    --     300,000         --           --      300,000

Net Loss                                                                  --    --          --         --   (2,921,497)  (2,921,497)
                                                                   --------- ----- -----------  ---------- ------------  -----------

BALANCE, JUNE 30, 2002                                               304,515 $  30 $ 5,348,673  $(540,000) $(4,586,042)  $  222,661
                                                                   ========= ===== ===========  ========== ============  ===========

                         See accompanying notes to condensed consolidated financial statements.
                                                           F-27


                                                 TREZAC CORP.
                                        (F/K/A MARKETCENTRAL.NET CORP.)
                                         (A DEVELOPMENT STAGE COMPANY)
                                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                -----------------------------------------------
                                                  (UNAUDITED)


                                                                                                 For The Period
                                                                                                      From
                                                               For the Six       For the Six     August 2, 2000
                                                              Months Ended      Months Ended     (Inception) to
                                                              June 30, 2002     June 30, 2001     June 30, 2002
                                                              ------------      ------------      ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net loss                                                     $(2,921,497)      $  (366,977)      $(4,586,042)
 Depreciation                                                       1,354             1,354             4,654
 Impairment loss on deferred consulting expense                   350,272                --           350,272
 Stock based compensation from warrants issued with
  convertible debentures and stock                                164,796             8,625           312,606
 Stock and options issued for services                          1,417,466           131,358         2,515,934
 Beneficial conversion feature of convertible debt                300,000                --           300,000
 Loss on equity investment                                             --                --             3,141
 Increase in accounts payable and accrued expenses                 48,557           170,659           124,420
 Decrease in deferred offering costs                              320,000                --           320,000
 Decrease (increase) in other assets                               (6,446)          (43,327)         (125,522)
                                                              ------------      ------------      ------------
     Net Cash Provided By (Used In) Operating Activities         (325,498)          (98,308)         (780,537)
                                                              ------------      ------------      ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Employee receivable                                              (46,309)               --           (46,309)
 Equity investment                                                (34,000)               --           (38,630)
 Notes receivable - related party                                 (60,000)               --           (94,151)
 Purchase of equipment                                                 --                --           (13,539)
                                                              ------------      ------------      ------------
     Net Cash Used In Investing Activities                       (140,309)               --          (192,629)
                                                              ------------      ------------      ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Increase (decrease) in cash overdraft                               (478)               --             1,412
 Proceeds from convertible and long-term debt                     323,092           125,000           452,895
 Proceeds from related party debt                                  35,205                --            35,205
 Proceed from exercise of stock options                                --                --            13,350
 Payment of stock option costs                                         --                --            (3,125)
 Payments of convertible debt                                          --           (28,000)          (42,500)
 Proceeds from sale of common stock                               107,988                --           515,929
                                                              ------------      ------------      ------------
       Net Cash Provided By Financing Activities                  465,807            97,000           973,166
                                                              ------------      ------------      ------------

NET DECREASE IN CASH                                                   --            (1,308)               --

CASH - BEGINNING OF PERIOD                                             --             1,447                --
                                                              ------------      ------------      ------------

CASH - END OF PERIOD                                          $        --       $       139       $        --
                                                              ============      ============      ============

                    See accompanying notes to condensed consolidated financial statements.
                                                      F-28

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

NOTE 1 BASIS OF PRESENTATION
----------------------------

       The accompanying unaudited condensed consolidated financial statements include the accounts of Trezac Corp. (the "Company"). The financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions for Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles.

       In the opinion of management, the unaudited interim condensed consolidated financial statements for the three and six months ended June 30, 2002 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such period. The results for the three and six months ended June 30, 2002 are not necessarily indicative of the results of operations for the full year. These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB of the year ended December 31, 2001.

       Certain amounts in the prior period's financial statements have been reclassified for comparative purposes to conform to the current year presentation.

NOTE 2 BASIS OF CONSOLIDATION
-----------------------------

       The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

NOTE 3 ACQUISITION
------------------

       On March 21, 2001, the Company acquired FCOM, Inc. ("FCOM"). FCOM exchanged all of its issued and outstanding common stock, 741 A warrants and 741 B warrants exercisable at $8.00 and $16.00, respectively for 1,548 shares of common stock and acquired in a separate transaction from the majority stockholders of the Company an additional 1,225 shares of common stock in exchange for a $325,000 convertible debenture. The convertible debenture was convertible at 60% of the average market price of FCOM's common stock for the 30 preceding days at the option of the debenture holder. Immediately upon completion of the acquisition, FCOM was relieved of $233,280 of the debt by releasing the shares to the debenture holders. Due to the fact that following the acquisition, the stockholders of FCOM were in control of the combined entity, the acquisition is accounted for as though FCOM is the accounting acquirer and the acquisition is treated as a recapitalization of FCOM for accounting purposes. The operations of the Company are included in the financial statements beginning on March 21, 2001. The Company assumed $248,282 in debt in the transaction and has recorded this as a reduction of additional paid in capital.

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

NOTE 4 INTANGIBLE ASSET, NET
----------------------------

       The Financial Accounting Standards Board has recently issued Statement on Financial Accounting Standard No. 142. Statement No. 142, "Goodwill and Other Intangible Assets" supercedes APB Opinion 17 and related interpretations. Statement No. 142 establishes new rules on accounting for the acquisition of intangible assets not acquired in a business combination and the manner in which goodwill and all other intangibles should be accounted for subsequent to their initial recognition in a business combination accounted for under SFAS No. 141. Under SFAS No. 142, intangible assets should be recorded at fair value. Intangible assets with finite useful lives should be amortized over such period and those with indefinite lives should not be amortized. All intangible assets being amortized as well as those that are not, are both subject to review for potential impairment under SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 142 also requires that goodwill arising in a business combination should not be amortized but is subject to impairment testing at the reporting unit level to which the goodwill was assigned to at the date of the business combination.

       SFAS No. 142 is effective for fiscal years beginning after December 15, 2001 and must be applied as of the beginning of such year to all goodwill and other intangible assets that have already been recorded in the balance sheet as of the first day in which SFAS No. 142 is initially applied, regardless of when such assets were acquired. Goodwill acquired in a business combination whose acquisition date is on or after July 1, 2001, should not be amortized, but should be reviewed for impairment pursuant to SFAS No. 121, even though SFAS No. 142 has not yet been adopted. However, previously acquired goodwill should continue to be amortized until SFAS No. 142 is first adopted.

       As of June 30, 2002, the Company recorded deferred consulting expenses of $679,872 net of an impairment charge of $350,272, which is included in general and administrative expenses. The deferred asset represents the deferred portion of the fair value of options issued to consultants for services that will be expensed in subsequent periods over their respective lives. The impairment charge during the six-month period ending June 30, 2002 was recorded due to the fact that the total fair value of the options issued for services, in the amount of $1,030,144 was $350,272 greater than the fair value of the services to be provided under the respective agreements (See Note 9). The Company will continue to evaluate the recoverability of the unamortized portion of the deferred consulting expense in subsequent periods.

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

NOTE 5 NOTES RECEIVABLE - RELATED PARTY
---------------------------------------

       The Company loaned an officer/stockholder $60,000 during the six-month period ending June 30, 2002. The notes are unsecured, due December 2007 and bear interest at 8% per annum with principal and accrued interest due at maturity.

NOTE 6 NOTES PAYABLE - RELATED PARTY
------------------------------------

       The Company received loans from an officer/stockholder aggregating $40,750 on various dates during June 2002. The notes are unsecured, mature in forty-five days from issuance date, and bear interest at 8% per annum with principal and accrued interest due at maturity. The notes were not repaid or extended at their maturity dates and are currently in default.

       Also, during the six months ended June 30, 2002, the Company defaulted on two other related party notes payable aggregating $90,500. The notes are classified as short-term in the accompanying financial statements. See
       Note 14 for discussion on one note settlement subsequent to June 30, 2002.

NOTE 7 LOAN FEES
----------------

       Loan fees related to the Company's convertible debt (See Note 8) are being amortized over the life of the notes, which are one year. Amortization, which is included in interest expense, was $43,796 for the six-month period ended June 30, 2002.

NOTE 8 STOCK-BASED COMPENSATION
-------------------------------

       The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". The standard requires the Company to adopt the "fair value" method with respect to stock-based compensation of consultants and other non-employees, which resulted in charges to operations of $324,628 for the six-month period ended June 30, 2002. The Company also had stock-based compensation that was recorded as deferred consulting expense, in the amount of $679,872 net of a $350,272 impairment charge (See Note 4), which was accounted for as a deferred asset at June 30, 2002. In estimating the above expense, the Company used the Black-Scholes pricing model. The average risk-free interest rate used was 3.25%-4.75%, volatility was estimated at 402.22%-420.00%, the expected life was one year for the valuation of all options and warrants issued as further described in Note 9.

       The Company did not adopt the fair value method, in accordance with SFAS 123, with respect to employee stock options. The Company continues to account for these under the "intrinsic value" method in accordance with APB 25.

NOTE 9 STOCKHOLDERS' EQUITY AND CONVERTIBLE DEBT
------------------------------------------------

       On January 31, 2002 the Company entered into a securities sale agreement with a group of investors providing for the issuance of 12% secured convertible debentures in the aggregate principal amount of $500,000 due January 31, 2003 at a conversion price calculated at the time of conversion for the aggregate consideration of $500,000 and warrants to

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

       purchase 10,000 shares of common stock, exercisable at the lesser of $5.70 or the average of the lowest three trading prices during the 20-day period prior to exercise, expiring January 31, 2005. On January 31, 2002 the Company received $250,000 and issued warrants to purchase 5,000 shares of common stock valued at $97,500 to be expensed as loan fees over the length of the note. All assets of the Company secure the debentures. Interest is payable on dates at the option of the holder. The debentures are convertible into shares of common stock at the lesser of $7.50 per share or 50% of the market price of the Company's common stock for the average of the lowest three trading prices during the 20-day period prior to conversion. As of June 30, 2002, none of these debentures have been converted. The Company recorded $250,000 as interest expense for the beneficial conversion feature related to the debentures issued on January 31, 2002.

       In order to provide additional working capital and financing for the Company's expansion, the Company entered into convertible debenture agreements with four accredited investors ("the Purchasers") on May 31, 2002 whereby the Purchasers acquired an aggregate of $50,000 of the Company's 15% Convertible Debentures, due May 31, 2003. As of June 30, 2002, none of these debentures have been converted. The Company issued warrants to purchase 980 common shares valued at $33,296, to be expensed as loan fees over the length of the notes. The warrants are exercisable immediately, and have a life of three years. The Company also recorded $50,000 as interest expense for the beneficial conversion feature related to these debentures.

       In January 2002 the Company entered into a three-month consulting agreement for strategic and company development consulting in exchange for $33,750 and 3,000 shares of common stock valued at $55,000.

       In January 2002 the Company issued warrants to certain partners of AdServers to purchase 2,000 shares of the Company's common stock at $24 per share, expiring in 2005 for the completion of the software system to be used to sell the Company's products and services under the joint marketing agreement. The fair market value of the warrants of $34,000 was recorded as an additional capital contribution to AdServers.

       In April 2002, the Company amended the Registration Statement of Form S-8, filed on December 4, 2001 with the Securities and Exchange Commission. The Post-Effective Registration Statement will register and issue into the existing 2001 Stock Option Plan an additional 40,000 shares.

       In April 2002 the Company entered into a consulting agreement for introductions to European ISP companies and related due diligence for a term of 6 months in exchange for a stock option to purchase 30,000 shares of the Company's common stock at $10 having a total fair value of $284,963. The stock option was immediately exercised as payment for a $300,000 invoice related to this agreement. The portion of this payment relating to the three-month period ended June 30, 2002 of $102,903 was expensed, while the remainder of $182,060 is recorded as a deferred consulting expense at June 30, 2002 (See Note 4).

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

       In May 2002 the Company entered into a one year consulting agreement for business advisory services in exchange for the option to purchase 2,500 shares of the Company's common stock at an exercise price of $10, and having a fair value of $132,474. The stock option was immediately exercised as payment in full for a $25,000 invoice. The transaction was recorded as deferred consulting expense and will be amortized over the life of the agreement. The related expense for the six-month period ended June 30, 2002 was $19,236, with $113,238 deferred over the remaining term of the agreement (See Notes 4 and 11).

       Also in May 2002 the Company entered into a six-month consulting agreement for accounting and SEC reporting services in exchange for the option to purchase 1,500 shares of the Company's common stock at an exercise price of $10, and having a fair value of $64,486. The stock option was immediately exercised. The transaction was recorded as deferred consulting expense and will be amortized over the life of the agreement. The related expense for the six-month period ended June 30, 2002 was $13,255, with $51,231 deferred over the remaining term of the agreement (See Note 4).

       During June 2002 the Company entered into seven six-month consulting agreements in exchange for the options to purchase 38,500 shares of the Company's common stock at exercise prices ranging from $10 to $20. The stock options were all exercised immediately. The fair value of these option issuances totaled $724,349. The fair value of the options was recorded as deferred consulting expense and will be amortized over the lives of these agreements. The related expense for the six-month period ended June 30, 2002 was $40,733, with $683,616 deferred over the remaining terms of the agreements (See Note 4).

       During the quarter ended March 31, 2002, a stockholder filed a complaint against FCOM and certain former officers and the Company and it's current officer. The complaint alleges that FCOM 's Private Offering Memorandum dated September 22, 2000 contained material misstatements and omitted material facts, which the stockholder relied on when purchasing FCOM common stock. The Company believes this complaint is without merit and is vigorously defending the lawsuit and has filed a claim against the stockholder and certain former officers of FCOM.

NOTE 10  ASSET ACQUISITION
--------------------------

       On May 6, 2002, the Company entered into an asset purchase agreement with Copyright Securities Dealers, Inc., a Panamanian Corporation ("the Seller"). Under the terms of the agreement, the Company purchased the sole assets of the Seller. The assets of the Seller included Uniform Record Locator (URL), Website including HTML, Java, JavaScript, Graphics in both SOURCE and WEB formats, Operating object code in Flash for the

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

       CasusCards.com system, System Documentation, and Business Plans and Marketing Plans. The purchase price for the assets was $100,000 to be paid as restricted common shares of the Company.

NOTE 11  LICENSE AGREEMENT
--------------------------

       On May 7, 2002, the Company entered into a new license agreement with Servicios De Red, LTDA, a corporation incorporated in Costa Rica ("RED"). Based on the terms of the agreement, RED, at the direction of its directors, shall license the Company to utilize certain proprietary technology in connection with CuroCheck Online Check Processing and associated services. The Company will have an exclusive license for one year, and nonexclusive rights for an additional seven years to represent CuroCheck. The parties agree that for full consideration for the license a nonrefundable operating fee shall be payable to the Company directed by RED on the basis of revenue from the CuroCheck operations. The purchase of the license will be made with 1,000 common shares of the Company's common stock delivered as restricted under rule 144 as full payment. Management will value the license fee and the stock at $50,000 each. The license fee shall be equal to 0.5% of the gross revenue of CuroCheck generated by all USA based merchants during the first year and 0.25% of the gross revenue during the subsequent seven years. As of June 30, 2002, no stock has been issued nor were any services performed under this agreement.

       In relation to the above new license agreement, the Company entered into a one year consulting agreement with Simon Shaw. The agreement became effective on May 8, 2002. Mr. Shaw agreed to monitor CuroCorp operations at the Company's head offices, provide oversight of all business operations that involve the Company's clients in the United States, and provide CuroCorp expertise to the Company as required when liaisoning with the Company's clients with respect to the CuroCorp products and services. The consideration for this consulting agreement was the option to purchase 2,500 shares of the Company's common stock having a fair value of $132,474 of which $19,236 has been expensed and $113,238 has been accounted for as deferred consulting expense (See Note 9).

NOTE 12  LINE OF CREDIT
-----------------------

       The Company has a $5,000 revolving line of credit with a bank. As of June 30, 2002, the balance was $5,039. The note is unsecured and bears interest at 14.9%.

                                  TREZAC CORP.
                         (F/K/A MARKETCENTRAL.NET CORP.)
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               AS OF JUNE 30, 2002
                               -------------------

NOTE 13  GOING CONCERN
----------------------

       The Company's financial statements for the period ended June 30, 2002 have been prepared on a going concern basis which contemplated the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company has a net loss from operations of $4,586,042 since inception and a negative cash flow from operating activities of $780,537 since inception. Due to the net losses and negative cash flows from operating activities since inception, the Company may not be able to meet such objectives as presently structured. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 14  SUBSEQUENT EVENTS
--------------------------

       The Company has filed suit July 5, 2002 in the Superior Court of the State of California for County of San Diego against a stockholder alleging improper securities trading activity. The Company is seeking the return of 6,250 common shares from the stockholder. Of The 30,000 restrictive shares that were originally issued to the defendants, 23,750 shares have been returned to the Company's transfer agent for the restrictive legending. The Company seeks the return of 6,250 shares to its transfer agent for similar restrictive legending, as well as punitive damages and legal expenses from the defendants.

       On July 25, 2002, the Board of Directors and a majority of shareholders of the Company voted to effectuate a 100:1 reverse stock split of the Company's currently issued and outstanding shares of common stock. As a result of the reverse split, 36,699,191 common shares were retired and replaced by 366,992 common shares.

       All shares and per share amounts have been retroactively restated to reflect this transaction.

       Also on July 25, 2002, the Board of Directors and a majority of shareholders of the Company approved an amendment to the Company's Certificate of Incorporation that authorized a name change from MarketCentral.Net Corp. to Trezac Corp. The amendment also authorized a trading symbol change from MKCT to TRZC.

       During July 2002, the Arapahoe District Court entered Default Judgment against the Company related to one related party note payable. Subsequently, the Company settled the note for $40,000. As of June 30, 2002, the note was classified as short-term while the related accrued interest was classified in accrued expenses.

                                  TREZAC CORP.

                               -------------------

                  1,489,137 shares of common stock to be sold by
                        certain selling security holders

                                ----------------
                                   PROSPECTUS
                                ----------------

                                October __, 2002

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 24. Indemnification of Directors and Officers

     Our bylaws require us to indemnify our officers and directors to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute. We may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as our directors or officers, whether or not we would have the power to indemnify such person against such liability, as permitted by law.

     INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR CONTROL PERSONS PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

Item 25. Other Expenses of Issuance and Distribution

     The following table sets forth our expenses in connection with this registration statement. All of these expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Filing Fee--Securities and Exchange Commission            $     295
Fees and Expenses of Accountants and legal counsel        $  25,000
Blue Sky Fees and Expenses                                $   1,000
Printing and Engraving Expenses                           $   3,000
Miscellaneous expenses                                    $   1,000
                                                          ---------
                                            Total         $  30,295

Item 26. Recent Sales of Unregistered Securities.

     Some of the holders of the shares issued below may have subsequently transferred or disposed of their shares and the list does not purport to be a current listing of our stockholders.

     During the last three years, we have issued unregistered securities to the persons, as described below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and we believe that each transaction was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, Regulation D promulgated thereunder, or Regulation S where indicated. All recipients had adequate access, through their relationships with us, to information about us. The facts relied upon to make these exemptions available were that each of the issuances were made to a limited number of parties that were accredited investors and each of these parties were provided access to information regarding our company or, through their relationship with the our company, were aware of our activities.

     On or about January 5, 1999, we issued to accredited investors 16,000 shares of our common stock at a purchase price of $2.50 per share for an aggregate purchase price of $40,000. Such issuances were issued in reliance upon the exemption from registration pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended.

     In February 1999, we granted stock options to its then key directors, advisors and consultants to acquire up to a total of 4,000 shares of common stock at an exercise price of $500.00 per share and exercisable for a period of five years from the date of grant. Additional options to purchase 160,000 shares for certain consulting services were granted at exercise price ranging from $500.00 per share to $1,250 per share. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In 1999, Intrepid International LTD rendered financial services to us at a fair value of $54,048 in exchange for which we issued 360 shares of our restricted common stock. We also issued 10,000 shares of restricted common stock to a business consultant. The value of the stock on the issued date (September 14, 1999) was $313 per share. Such issuances were made pursuant to the exemption provided in Section 4(2)of the Securities Act for transactions by an issuer not involving a public offering.

     In March 2000 we issued 390 shares of our common stock to Frank Evanshen for financial services rendered which shares were valued at $562.50 per share. Such issuance was made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In April 2000 we issued 200 shares of our common stock to one consultant for services rendered which shares were valued at $300.00 per share. Such issuance was made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In May and June 2000 we issued an aggregate of 279 shares of its common stock for professional and consulting services rendered to Frank Evanshen which shares were valued at an average of $245.80 per share. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In July 2000 we issued an aggregate of 209 shares of our common stock to Frank Evanshen for professional and consulting services rendered which shares were valued at $262.50 per share. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On or about September 14, 2000, we issued 560 shares of its common stock to Meridian Mercantile, Inc., for consulting services. Such issuance was made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On March 20, 2001, we issued an aggregate of 1,879 shares of common stock for consulting services valued at $64.00 per share representing $120,264 in services. We issued 397 shares of common stock valued at $97.00 per share representing a $38,478 note payable converted to common stock to several consultants. Such issuance was made pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On March 14, 2001 we issued 1,548 shares of our common stock in exchange for all of the issued and outstanding shares of common stock of FCOM and 741 A warrants and 741 B Warrants to purchase shares of FCOM common stock. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On May 8, 2001 we issued 531 shares of our common stock valued at $.11 per share for $5,844 to several consultants in consideration for services rendered Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On June 22, 2001 we issued 250 shares of our common stock as compensation for services rendered valued at $21.00 per share to several consultants. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On July 17, 2001 we issued 1,313 and 265,625 shares of our common stock valued at $16.00 per share and $160.00 per share to Joseph Bodenstein in consideration for consulting services rendered to Trezac. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On July 23, 2001 we issued 313 and 46,875 shares of our common stock valued at $2.40 and $.11 per share for, respectively, to consultants for services rendered to us. Such issuances were made pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On July 31, 2001 we issued 250 shares of our common stock to AdServersOnline, LLC, valued at $9.00 per share, to purchase 3,191.50 membership interests in AdServersOnline, LLC. We also issued 313 shares of our common stock valued at $9.00 per share to purchase 24,250 membership units in AdServersOnline, LLC and 100% of Online Asset Courtesy, Inc. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On September 6, 2001 we issued 625 shares of our common stock upon the exercise of outstanding options by Joseph Bodenstein which were exercised at $12.00 per share. Such issuances were pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On September 17, 2001 we issued 469 shares of our common stock upon the exercise of outstanding options which were exercised at $5.60 per share by Joseph Bodenstein and on September 28, 2001 we issued 750 shares of our common stock upon the exercise of outstanding options by Joseph Bodenstein which were exercised at $3.50 per share. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On September 7, 2001 we issued 1,250 shares of our common stock valued at $.01 for services rendered by several consultants. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     Also in September, we approved a reverse stock split of our common stock at the rate of 16 to 1 for stockholders of record on September 27, 2001. In connection with the reverse split, we issued 12,729 shares of common stock in order to prevent the issuance of fractional shares.

     On October 10, 2001 we issued 60,000 shares of our common stock to our President, Paul Taylor, valued at $.09 per share in exchange for a promissory note in the amount of $540,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On October 12, 2001, we executed a stock purchase agreement with Pro-Video International, Inc., a Belize corporation, pursuant to which we may sell to offshore investors, up to 84,000 shares of our restricted common stock. Pursuant to the stock purchase agreement, we agreed to sell to purchasers in an offshore transaction which was negotiated outside of the United States and consummated outside of the United States shares of our restricted common stock at a purchase price equal to 40% of the reported bid price of our common stock as quoted on the OTC Bulletin Board for the five trading days preceding the date of purchase. As of March 15, 2002, we have issued 84,000 shares of our common stock to investors designated by Pro-Video International, Inc. at prices ranging from $3.20 to $5.00 per share. Such issuances were made pursuant to the exemption provided in Regulation S of the Securities Act.

     On October 17, 2001 and February 5, 2002 we issued 2,500 and 7,500 shares to Esper Gullatt, Jr. of our common stock valued at $6.00 and $2.30 per share, respectively, as compensation for services rendered to Trezac. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On October 17, 2001 we issued a three year warrant to one individual to purchase 5,000 shares of our common stock exercisable at 120% of the closing bid of our common stock on October 16, 2001, $1.00 per share. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On October 19, 2001 we issued 17,262 shares of our common stock upon the conversion of outstanding debt by Roy Spectorman, Jerry Kaplen, Allen Kessler and Peter Waters in the aggregate amount of $224,408. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On October 19, 2001 we issued a three year warrant to one individual to purchase 300,000 shares of our common stock exercisable at $14.00 per share and on October 24, 2001 we issued warrants to two individuals to purchase, pursuant to a consulting agreement, an aggregate of 100,000 shares of our common stock exercisable at $14.00 per share. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

    On October 24, 2001, the Company issued 150 shares of our common stock upon the exercise of outstanding options by Joseph Bodenstein which were exercised at $4.00 per share. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On November 8, 2001 we issued a warrant to one individual to purchase 10,000 shares of our common stock at an exercise price of $1.00 per share. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On December 3, 2001, we issued 1,000 shares of our common stock to AdServersOnline for patent rights valued at $7,000. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On December 3, 2001, we issued 94,000 shares of common stock to Media Relations Strategy, Inc. valued at $1.00 per share for services rendered to the Company. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On December 20, 2001, we issued 26,154 shares of our common stock valued at $320,000 to several companies for deferred offering costs related to an investment agreement. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In December 2001 and January 2002 we issued 2,000 warrants to an entity to purchase our common stock at prices ranging from $9.60 to $1.50 per share which warrants have since been cancelled. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On January 1, 2002, we entered into a consulting agreement with The N.I.R. Group for a term or three months. Under the terms of the agreement, in consideration of the services undertaken by NIR, on February 5, 2002 and March 5, 2002, we issued 10,000 shares and 20,000 shares, respectively of our common stock valued at $55,000. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On January 15, 2002 we issued 15,000 shares of our common stock to one consultant for financial services valued at $80,500. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On January 24, 2002 we issued warrants to three individuals to purchase an aggregate of 3,000 shares of our common stock. Such warrants were issued to partners of AdserversOnline, LLC. Such warrants are for a term of three years and are exercisable at $0.24 per share. Such issuances were pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On January 31, 2002, we entered into a private financing transaction with four investors, AJW Partners LLC, New Millennium Capital Partners II, LLC, Pegasus Capital Partners, LLC, and AJW/New Millennium Offshore, Ltd. (collectively, the Buyers), under the terms of which the Buyers purchased (a) convertible debentures in the aggregate principal amount of up to $500,000 (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, convertible into shares of our common stock and (b) warrants to purchase up to 10,000 shares of our common stock, each as described below. The terms of debentures provide for full payment on or before January 31, 2003, with interest of 12% per annum. The terms of the warrants entitle each buyer to purchase shares of our common stock at a price equal to $.50 per share, at any time after January 31, 2002 and before January 31, 2004. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On March 12, 2002, we issued 33,600 shares of our common stock to Atlantis Investments, Ltd. for consulting fees valued at $57,120. Such shares were valued at the closing price of our common stock on the day prior to issuance, $17.00 per share, and such shares will be locked up and prohibited from sale until April 2003. In March we also issued to the NIR Group 200,000 shares of our common stock for consulting services rendered to Trezac, pursuant a consulting agreement. Such shares were valued at $0.17 per share for an aggregate value of $34,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In April 2002, we issued to one company a stock option to purchase 30,000 shares of our common stock at $10.00 per share as consideration for entering into a consulting agreement for introductions to European ISP companies and related due diligence for a term of 6 months. The stock option was immediately exercised as payment in full for a $300,000 invoice. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In April 2002, we issued to one company a stock option to purchase 2,500 shares of the our common stock at $10.00 per share inconsideration for entering into a consulting agreement for advertising services for a term of 6 months. The stock option was immediately exercised as payment in full for a $25,000 invoice. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In April 2002, we issued to one company 1,000 shares of common stock valued at $11,000 and granted a stock option to purchase 500 shares of our common stock at an exercise price of $10.00 per share in consideration for entering into a consulting agreement for business advisory services for a term of 6 months. The stock option was immediately exercised as payment in full for a $5,000 invoice. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In May 2002, we issued 1,000 shares of common stock to one company in consideration for entering into a license agreement for the use of the CuroCheck Online Check Processing services operated by a Costa Rican company for a term of eight years. Management has valued the license fee and the stock at $50,000 each. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In May 2002, we also entered into a consulting agreement with a Director of the Costa Rican company to operate the license for a term of one year in exchange for a stock option to purchase 2,500 shares of our common stock at an exercise price of $10.00 per share valued at $25,000. The stock option was immediately exercised. Such issuance was pursuant to the exemption provided in
Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On May 31, 2002, we entered into Amendment No. 1 to the Securities Purchase Agreement dated January 31, 2002 with four investors, AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC") (collectively, the Buyers), under the terms of which the Buyers purchased (a) convertible debentures in the aggregate principal amount of $50,000 (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, convertible into shares of our common stock and (b) warrants to purchase up to 100,000 shares of our common stock, each as described below. The terms of debentures provide for full payment on or before May 31, 2003, with interest of 12% per annum. The terms of the warrants entitle each buyer to purchase shares of our common stock at a price equal to $.50 per share, at any time after May 31, 2002 and before May 31, 2004. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On June 18, 2002, we issued an aggregate of 21,313 shares of common stock to four consultants in consideration for consulting services valued at $335,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On June 19, 2002, we issued an aggregate of 2,500 shares of common stock to one consultants in consideration for consulting services valued at $25,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On June 27, 2002, we issued an aggregate of 10,000 shares of common stock to two consultants in consideration for consulting services valued at $250,000. Such issuance was pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On July 15, 2002, we entered into Amendment No. 2 to the Securities Purchase Agreement dated January 31, 2002 with four investors AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd (f/k/a AJW/New Millennium Offshore, LTD") and AJW Qualified Partners, LLC (f/k/a "Pegasus Capital Partners, LLC") (collectively, the Buyers), under the terms of which the Buyers purchased (a) convertible debentures in the aggregate principal amount of $200,000 (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, convertible into shares of our common stock and (b) warrants to purchase up to 400,000 shares of our common stock, each as described below. The terms of debentures provide for full payment on or before July 15, 2003, with interest at 12% per annum. The terms of the warrants entitle each buyer to purchase shares of our common stock at a price equal to $.50 per share, at any time after July 15, 2002 and before July 15, 2004. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     On September 30, 2002, we entered into a private financing transaction with four investors, AJW Partners LLC, New Millennium Capital Partners II, LLC, AJW Offshore, Ltd. and AJW Qualified Partners, LLC (collectively, the September Buyers), under the terms of which the September Buyers purchased (a) convertible debentures in the aggregate principal amount of up to $150,000 (together with any debenture(s) issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, convertible into shares of our common stock and (b) warrants to purchase up to 300,000 shares of our common stock, each as described below. The terms of debentures provide for full payment on or before September 30, 2003, with interest at 12% per annum. The terms of the warrants entitle each buyer to purchase shares of our common stock at a price equal to the lesser of (i) $.15 per share and (ii) the average of lowest three (3) inter-day trading prices during the twenty trading days immediately prior to exercise, at any time after September 30, 2002 and before September 30, 2004. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In September 2002, we issued 1,875,000 shares of common stock to Mr. Paul Taylor, our sole executive officer and director, in consideration for services provided to us valued at $150,000. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

     In September 2002, we issued 500,000 shares of common stock to one technical consultant in consideration for services provided to us valued at $100,000. Such issuances were made pursuant to the exemption provided in Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

Item 27. Exhibits.
         ---------

Exhibit No.                            Description
-----------                             -----------

3.0 Articles of Amendment for MarketCentral.net Corp. (a Texas corporation) filed with the Commission on April 28, 1999 as Exhibit 2.0 to the Company's Form 10SB12G (File No. 000-25891)

3.1 Articles of Amendment to the Articles of Incorporation: All American Consultant Aircraft, Inc. filed with the Commission on April 28, 1999 as
        Exhibit 2.1 to the Company's Form 10SB12G (File No. 000-25891)

3.2 Articles of Incorporation: Great American Leasing, Inc. filed with the Commission on April 28, 1999 as Exhibit 2.2 to the Company's Form 10SB12G (File No. 000-25891)

3.3     Articles of Amendment to the Articles of Incorporation:
        MarketCentral.net Corp. (filed herewith)

3.4 By-Laws filed with the Commission on April 28, 1999 as Exhibit 2.3 to the Company's Form 10SB12G (File No. 000-25891)

3.5 Articles of Incorporation of MarketCentral.Net Corp. (a Delaware corporation, filed with the Commission on April 28, 1999 as Exhibit 2.4 to the Company's Form 10SB12G (File No. 000-25891)

3.6. 2002 Stock Option Plan filed as Exhibit 2.0 to the Company's Form S-8 filed with the Commission on December 4, 2001 (File No. 333-74466)

5.1     Opinion of Sichenzia Ross Friedman Ference LLP.

10.1 Plan of Reorganization and Acquisition between MarketCentral.net Corp. and FCOM Inc. filed as Exhibit 2.2 to the Company's Form 10KSB (File No. 000-25891) as filed with the Commission on April 2, 2001

10.13 Form of Investment Agreement between the Company, Dutchess Private Equities Fund, LP and PLJ Limited, LLP dated December 10, 2001 filed as an exhibit to the Company's Form 10KSB filed with the Commission on March 18, 2002 and incorporated by reference herein

10.14 Form of Registration Rights Agreement dated December 10, 2001 between the Company, and Dutchess Private Equities Fund and PLJ Limited, LLP filed as an exhibit to the Company's Form 10KSB filed with the Commission on March 18, 2002 and incorporated by reference herein

10.15 Form of Escrow Agreement dated December 10, 2001, between the Company and May Davis Group, Inc. filed as an exhibit to the Company's Form 10KSB filed with the Commission on March 18, 2002 and incorporated by reference herein

10.16 Marketing Agreement between the Company and Adserversonline, LLC dated July 18, 2001

10.17 Asset Purchase Agreement dated August 9, 2001 between the Company and Computer Hardware Corporation

10.18 Consulting Agreement dated January 1, 2002 between The N.I.R. Group, LLC and the Company

10.19 Form of Securities Purchase Agreement dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company

10.20 Form of Stock Purchase Warrant dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit 10.3 to the Company's Form 8K filed with the Commission on February 7, 2002 (File No. 000-25891)

10.21 Form of Secured Convertible Debenture dated January 31, 2002 AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit 10.4 to the Company's Form 8-K filed with the Commission on February 7, 2002 (File No. 000-25891)

10.22 Form of Registration Rights Agreement dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit 10.6 to the Company's Form 8K filed with the Commission on February 7, 2002 (File No. 000-25891)

10.23 Security Agreement dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC and the Company filed as Exhibit 10.5 to the Company's Form 8K filed with the Commission on February 7, 2002 (File No. 000-25891)

10.24 Agreement dated March 6, 2002 between the Company and Atlantis Investments Limited. (previously filed)

10.25 Chairman Agreement dated October 10, 2001 entered by and between Paul R. Taylor and the Company. (previously filed)

10.26 Promissory note in the amount of $37,500 payable by the Company to Frank Evanshen dated August 9, 2001. (previously filed)

10.27 Convertible Debenture in the amount of $25,000 payable by the Company to Michael Hudson dated January 1, 2001. (previously filed)

10.28 Promissory note in the amount of $100,000 payable by the Company to Esper Gullatt, Jr. dated February 27, 2001. (previously filed)

10.29 Promissory note in the amount of $540,000 payable by Paul R. Taylor to the Company dated October 10, 2001. (previously filed)

10.30 Promissory note in the amount of $10,000 payable by Paul R. Taylor to the Company dated December 3, 2001. (previously filed)

10.31 Promissory note in the amount of $10,000 payable by Paul R. Taylor to the Company dated December 10, 2001. (previously filed)

10.32 Promissory note in the amount of $20,000 payable by Paul R. Taylor to the Company dated December 21, 2001. (previously filed)

10.34 Promissory note in the amount of $25,000 payable by Paul R. Taylor to the Company dated February 4, 2002. (previously filed)

10.35 Promissory note in the amount of $15,000 payable by Paul R. Taylor to the Company dated February 6, 2002. (previously filed)

10.36 Promissory note in the amount of $10,000 payable by Paul R. Taylor to the Company dated February 13, 2002. (previously filed)

10.37 Promissory note in the amount of $10,000 payable by Paul R. Taylor to the Company dated February 20, 2002. (previously filed)

10.38 Consulting Agreement dated November 5, 2001 between Barry R. Clark and the Company (previously filed as an exhibit to Form S-8 filed with the Securities and Exchange Commission on December 3, 2001).

10.39 Regulation S Restricted Stock Purchase Agreement dated October 12, 2001 between the Company and Pro-Video International Inc. for the sale of up to 8,400,000 shares of common stock of the Company. (filed herewith)

10.40 Amendment No. 1 to the Securities Purchase Agreement dated as of May 31, 2002 amending the Securities Purchase Agreement dated as of January 31, 2002 between the Company and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Pegasus Capital Partners, LLC (filed herewith).

10.41 Form of Stock Purchase Warrant dated May 31, 2002 between the Company and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Pegasus Capital Partners, LLC (filed herewith).

10.42 Form of Secured Convertible Debenture dated May 31, 2002 between the Company and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Pegasus Capital Partners, LLC (filed herewith).

10.43 Amendment No. 2 to the Securities Purchase Agreement dated as of July 18, 2002 amending the Securities Purchase Agreement dated as of January 31, 2002 between the Company and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Pegasus Capital Partners, LLC (filed herewith).

10.44 Form of Stock Purchase Warrant dated July 18, 2002 between the Company and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Pegasus Capital Partners, LLC (filed herewith).

10.45 Form of Secured Convertible Debenture dated July 18, 2002 between the Company and AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, Ltd and Pegasus Capital Partners, LLC (filed herewith).

10.46 Form of Securities Purchase Agreement dated September 30, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, LTD and AJW Qualified Partners, LLC and the Company (filed herewith)

10.47 Form of Stock Purchase Warrant dated September 30, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, LTD and AJW Qualified Partners, LLC and the Company (filed herewith)

10.48 Form of Secured Convertible Debenture dated September 30, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, LTD and AJW Qualified Partners, LLC and the Company (filed herewith)

10.49 Form of Registration Rights Agreement dated September 30, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, LTD and AJW Qualified Partners, LLC and the Company (filed herewith)

10.50 Security Agreement dated September 30, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, LTD and AJW Qualified Partners, LLC and the Company (filed herewith)

10.51 Escrow Agreement dated September 30, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW Offshore, LTD and AJW Qualified Partners, LLC and the Company (filed herewith)

10.52 Form of amendment to the Stock Purchase Warrants dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC (to be filed by amendment)

10.53 Amendment to the Registration Rights Agreement dated January 31, 2002 between AJW Partners, LLC, New Millennium Capital Partners II, LLC, AJW/New Millennium Offshore, LTD and Pegasus Capital Partners, LLC (to be filed by amendment)

23.1    Consent of counsel is contained in Exhibit 5.1

23.2    Consent of AJ. Robbins, P.C.

--------------

Item 28. Undertakings.

The undersigned registrant hereby undertakes to:

         (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                  (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

                  (iii) Include any additional or changed material information on the plan of distribution.

         (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

         (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Englewood and State of Colorado on October 30, 2002.

                               TREZAC CORP.

                               By:  /s/ Paul R. Taylor
                                    --------------------------------------------
                                    Paul R. Taylor
                                    Chief Executive Officer, Principal Executive
                                    Officer and Principal Accounting Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, his registration statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                  TITLE                         DATE

     /s/ Paul R. Taylor           Director                    October 30, 2002
     ------------------
     Paul R. Taylor